                                                Filed pursuant to Rule 424(b)(5)
                                                      Registration No. 333-62025

           Prospectus Supplement to Prospectus Dated October 16, 1998

                        MBNA MASTER CREDIT CARD TRUST II
                                     Issuer
                    MBNA AMERICA BANK, NATIONAL ASSOCIATION
                              Seller and Servicer

                                 SERIES 1998-J

                     $705,000,000 ASSET BACKED CERTIFICATES


                      THE TRUST WILL ISSUE--

--------------------------------------------------------------------------------
 CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 10 IN THE PROSPECTUS.

 A certificate is not a deposit and neither the certificates nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

 The certificates will represent interests in the trust only and will not represent interests in or obligations of MBNA or any MBNA affiliate.

 This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

                                 Class A Certificates Class B Certificates
                                 -------------------- --------------------
               Principal amount   $660,000,000         $45,000,000
               Certificate rate   5.25% annually       5.65% annually
               Interest paid      Monthly              Monthly
               First interest
                payment date      December 15, 1998    December 15, 1998
               Scheduled
                principal
                payment date      September 15, 2003   September 15, 2003
               Legal final
                maturity          February 15, 2006    February 15, 2006

                      CREDIT ENHANCEMENT--

                      The Class B Certificates are subordinated to the Class A Certificates. Subordination of the Class B Certificates provides credit enhancement for the Class A
                      Certificates.

                      The Trust is also issuing a Collateral Interest in the amount of $45,000,000 that is subordinated to the Class A Certificates and the Class B Certificates. Subordination of the Collateral Interest provides credit enhancement for both the Class A and the Class B Certificates.

                      This prospectus supplement and the accompanying prospectus relate to the offering of the Certificates only.


NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    Underwriters of the Class A Certificates

GOLDMAN, SACHS & CO.                                  CREDIT SUISSE FIRST BOSTON

                    Underwriter of the Class B Certificates

                              GOLDMAN, SACHS & CO.

                                October 22, 1998

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

  We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the accompanying Prospectus, which provides general information, some of which may not apply to your Series of certificates and (b) this Prospectus Supplement, which describes the specific terms of your Series of certificates.

  IF THE TERMS OF YOUR SERIES OF CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

  We include cross-references in this Prospectus Supplement and the accompanying Prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying Prospectus provide the pages on which these captions are located.

  You can find a listing of the pages where capitalized terms used in this Prospectus Supplement and the accompanying Prospectus are defined under the caption "Index of Terms for Prospectus Supplement" beginning on page S-45 in this document and under the caption "Index of Terms for Prospectus" beginning on page 58 in the accompanying Prospectus.

                               ----------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SUMMARY OF TERMS...........................................................  S-5
 Offered Securities........................................................  S-5
  Interest Payments........................................................  S-5
  Principal Payments.......................................................  S-5
 The Collateral Interest...................................................  S-5
 Credit Enhancement........................................................  S-6
 Other Interests in the Trust..............................................  S-6
  Other Series of Certificates.............................................  S-6
  The Seller Interest......................................................  S-6
 Information About the Receivables.........................................  S-6
 Collections by the Servicer...............................................  S-6
 Allocations and Payments to You and Your Series...........................  S-6
  Allocations of Collections of Finance Charge Receivables.................  S-7
  Allocations of Collections of Principal Receivables......................  S-8
   Revolving Period........................................................ S-10
   Controlled Accumulation Period.......................................... S-10
   Rapid Amortization Period............................................... S-10
   Pay Out Events.......................................................... S-10
 Shared Principal Collections.............................................. S-11
 Denominations............................................................. S-11
 Registration, Clearance and Settlement.................................... S-11
 Tax Status................................................................ S-12
 ERISA Considerations...................................................... S-12
 Certificate Ratings....................................................... S-12
 Exchange Listing.......................................................... S-12
MBNA'S CREDIT CARD PORTFOLIO............................................... S-13
 General................................................................... S-13
 Billing and Payments...................................................... S-13
 Delinquency and Gross Charge-Off Experience............................... S-13
 Interchange............................................................... S-15
THE RECEIVABLES............................................................ S-15
MATURITY ASSUMPTIONS....................................................... S-18
 Controlled Accumulation Period............................................ S-18
 Rapid Amortization Period................................................. S-19
 Pay Out Events............................................................ S-19
 Payment Rates............................................................. S-20

                                                                            Page
                                                                            ----
RECEIVABLE YIELD CONSIDERATIONS............................................ S-20
MBNA AND MBNA CORPORATION.................................................. S-21
 Year 2000................................................................. S-22
DESCRIPTION OF SERIES PROVISIONS........................................... S-22
 General................................................................... S-22
 New Issuances............................................................. S-24
 Interest Payments......................................................... S-24
 Principal Payments........................................................ S-25
 Postponement of Controlled Accumulation Period............................ S-26
 Subordination............................................................. S-26
 Allocation Percentages.................................................... S-26
 Reallocation of Cash Flows................................................ S-29
 Application of Collections................................................ S-30
  Allocations.............................................................. S-30
  Payment of Interest, Fees and Other Items................................ S-31
  Excess Spread............................................................ S-32
  Payments of Principal.................................................... S-33
 Shared Principal Collections.............................................. S-35
 Required Collateral Interest.............................................. S-35
 Defaulted Receivables; Investor Charge-Offs............................... S-36
 Principal Funding Account................................................. S-37
 Reserve Account........................................................... S-37
 Pay Out Events............................................................ S-38
 Servicing Compensation and Payment of Expenses............................ S-40
 Reports to Certificateholders............................................. S-41
 Amendments................................................................ S-41
ERISA CONSIDERATIONS....................................................... S-41
 General................................................................... S-41
 PTE 98-13................................................................. S-41
UNDERWRITING............................................................... S-43
INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT................................... S-45
ANNEX I: OTHER SERIES ISSUED AND OUTSTANDING...............................  A-1

                    [THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                SUMMARY OF TERMS

 . THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT
  CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

 . THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND
  OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

OFFERED SECURITIES

MBNA Master Credit Card Trust II (the "Trust") is offering the Class A 5.25% Asset Backed Certificates (the "Class A Certificates") and the Class B 5.65% Asset Backed Certificates (the "Class B Certificates") as part of Series 1998-
J. The Class A Certificates and the Class B Certificates (together, the "Certificates") represent an interest in the assets of the Trust.

The Class B Certificates are subordinated to the Class A Certificates.

INTEREST PAYMENTS

The Class A Certificates will accrue interest for each Interest Period at the Class A Certificate Rate. The "Class A Certificate Rate" is an annual rate equal to 5.25%.

The Class B Certificates will accrue interest for each Interest Period at the Class B Certificate Rate. The "Class B Certificate Rate" is an annual rate equal to 5.65%.

Interest accrued during each Interest Period will be due on each Distribution Date. Any interest due but not paid on a Distribution Date will be payable on the next Distribution Date together with additional interest at the applicable Certificate Rate plus 2% per annum.

 . A "Distribution Date" is the 15th day of each month, or if that day is not a business day, the next business day. The first Distribution Date is December 15, 1998.

 . Each "Interest Period" begins on and includes a Distribution Date and ends on but excludes the next Distribution Date. However, the first Interest Period will begin on and include October 29, 1998 (the "Closing Date") and end on but exclude December 15, 1998, the first Distribution Date.

PRINCIPAL PAYMENTS

You are expected to receive payment of principal in full on the "Scheduled Payment Date" which is September 15, 2003, or, if that date is not a business day, the next business day. However, certain circumstances could cause principal to be paid earlier or later, or in reduced amounts. No principal will be paid to the Class B Certificateholders until the Class A Certificateholders are paid in full. See "Maturity Assumptions" in this Prospectus Supplement and in the accompanying Prospectus and "Description of Series Provisions-- Allocation Percentages" in this Prospectus Supplement.

The final payment of principal and interest on the Certificates will be made no later than February 15, 2006, or, if that date is not a business day, the next business day, called the "Legal Final Maturity" or the "Series 1998-J Termination Date."

See "Description of Series Provisions--Principal Payments" in this Prospectus Supplement for a discussion of the determination of amounts available to pay principal.

THE COLLATERAL INTEREST

The Trust is also issuing an interest in the assets of the Trust that is subordinated to the Certificates called the "Collateral Interest." The initial size of the Collateral Interest is $45,000,000, representing 6% of the initial aggregate principal amount of the Certificates plus the Collateral Interest. As a subordinated interest, the Collateral Interest is a form of Credit Enhancement for the Certificates. The Collateral Interest Holder will have voting and certain other rights as if the Collateral Interest were a subordinated class of certificates.

THE COLLATERAL INTEREST IS NOT BEING OFFERED THROUGH THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

CREDIT ENHANCEMENT

Credit Enhancement for your Series is for your Series's benefit only, and you are not entitled to the benefits of any credit enhancement available to other Series.

Subordination of the Class B Certificates provides Credit Enhancement for the Class A Certificates. Subordination of the Collateral Interest provides Credit Enhancement for both the Class A Certificates and the Class B Certificates. The Collateral Interest and the Class B Investor Interest must be reduced to zero before the Class A Investor Interest will suffer any loss of principal. The Collateral Interest must be reduced to zero before the Class B Investor Interest will suffer any loss of principal. For a description of the events which may lead to a reduction of the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest, see "Description of Series Provisions--Reallocation of Cash Flows," "--Application of Collections" and "-- Defaulted Receivables; Investor Charge-Offs" in this Prospectus Supplement.

OTHER INTERESTS IN THE TRUST

OTHER SERIES OF CERTIFICATES

The Trust has issued other Series of certificates and expects to issue additional Series of certificates. When issued by the Trust, the certificates of each of those Series also represent an interest in the assets of the Trust. You can review a summary of each Series previously issued and currently outstanding under the caption "Annex I: Other Series Issued and Outstanding" included at the end of this Prospectus Supplement. The Trust may issue additional Series with terms that may be different from any other Series without prior review or consent by any Certificateholders.

THE SELLER INTEREST

MBNA will own the "Seller Interest," which represents the remaining interest in the assets of the Trust not represented by the Certificates, the Collateral Interest and the other interests issued by the Trust. The Seller Interest does not provide credit enhancement for your Series or any other Series.

INFORMATION ABOUT THE RECEIVABLES

The Trust assets include Receivables from certain MasterCard(R) and VISA(R)* revolving credit card accounts selected from MBNA's credit card account portfolio.

The Receivables consist of both Principal Receivables and Finance Charge Receivables.

"Principal Receivables" are, generally, (a) amounts charged by cardholders for goods and services and (b) cash advances.

"Finance Charge Receivables" are (a) the related finance charges and credit card fees and (b) for your Series, certain amounts of fees, called Interchange, collected through MasterCard and VISA and annual membership fees collected from cardholders.

See "MBNA's Credit Card Portfolio--Interchange" in this Prospectus Supplement and "MBNA's Credit Card Activities--Interchange" and "Description of the Certificates--Transfer of Annual Membership Fees" in the accompanying Prospectus.

COLLECTIONS BY THE SERVICER

The Servicer will collect payments on the Receivables and will deposit those collections in an account. The Servicer will keep track of those collections that are Finance Charge Receivables and those collections that are Principal Receivables.

ALLOCATIONS AND PAYMENTS TO YOU AND YOUR SERIES

Each month, the Servicer will allocate collections and the amount of Receivables that are not collected and are written off as uncollectible, called the Default Amount, among:

 . your Series, based on the size of the Investor Interest (initially
  $750,000,000);

 . other outstanding Series, based on the size of their respective interests in the Trust; and

 . MBNA, based on the size of the Seller Interest.
--------
* MasterCard(R) and VISA(R) are federally registered servicemarks of MasterCard International Inc. and Visa U.S.A., Inc., respectively.

The Trust assets allocated to your Series will be allocated to the following, based on varying percentages:

 . holders of the Class A Certificates, based on the Class A Investor Interest
  (initially $660,000,000);

 . holders of the Class B Certificates, based on the Class B Investor Interest
  (initially $45,000,000); and

 . the holder of the Collateral Interest, based on the Collateral Interest
  (initially $45,000,000).

See the following chart and "Description of Series Provisions--Allocation Percentages" in this Prospectus Supplement.

The following chart illustrates the Trust's general allocation structure only and does not reflect the relative percentages of collections or other amounts allocated to the Seller Interest, to any Series, including your Series, or to holders of the Class A Certificates, the Class B Certificates or the Collateral Interest.

                          Allocation Of Trust Assets
                          [FLOW CHART APPEARS HERE]

You are entitled to receive payments of interest and principal based upon allocations to your Series. The Investor Interest, which is the basis for allocations to your Series, is the sum of (a) the Class A Investor Interest,
(b) the Class B Investor Interest and (c) the Collateral Interest. The Class A Investor Interest, the Class B Investor Interest and the Collateral Interest will initially equal the outstanding principal amount of the Class A Certificates, the Class B Certificates and the Collateral Interest. The Investor Interest will decline as a result of principal payments and may decline due to the writing off of Receivables or other reasons. If your investor interest declines, amounts allocated and available for payment to your Series and to you will be reduced. For a description of the events which may lead to these reductions, see "Description of Series Provisions--Reallocation of Cash Flows" in this Prospectus Supplement.

ALLOCATIONS OF COLLECTIONS OF FINANCE CHARGE RECEIVABLES

The following chart demonstrates the manner in which collections of Finance Charge Receivables are allocated and applied to your Series. THE CHART IS A SIMPLIFIED DEMONSTRATION OF CERTAIN ALLOCATION AND PAYMENT PROVISIONS AND IS QUALIFIED BY THE FULL DESCRIPTIONS OF THESE PROVISIONS IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

Step 1: Collections of Finance Charge Receivables for your Series are allocated, based on varying percentages, among the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest.

Step 2: Collections of Finance Charge Receivables allocated to the Class A
 Investor Interest are applied to cover, in the following priority: the interest payment due to Class A, Class A's portion of the servicing fee due to the Servicer and Class A's portion of the Default Amount.

 Collections of Finance Charge Receivables allocated to the Class B Investor Interest are applied to cover, in the following priority: the interest payment due to Class B and Class B's portion of the servicing fee due to the Servicer.

 Collections of Finance Charge Receivables allocated to the Collateral Interest are applied, under certain circumstances, to cover the Collateral Interest's portion of the servicing fee due to the Servicer.

 Remaining collections of Finance Charge Receivables allocated to the Class B Investor Interest and the Collateral Interest are applied in Step 3 because of their subordinated status.

Step 3: Collections of Finance Charge Receivables allocated to your Series and not used in Step 2 are treated as Excess Spread and applied, in the following priority, to cover:

 . the interest payment due to Class A, Class A's portion of the servicing fee due to the Servicer and Class A's portion of the Default Amount, each to the extent not covered in Step 2;

 . reimbursement of certain reductions of the Class A Investor Interest;

 . the interest payment due to Class B and Class B's portion of the servicing fee due to the Servicer, each to the extent not covered in Step 2;

 . Class B's portion of the Default Amount;

 . reimbursement of certain reductions of the Class B Investor Interest;

 . the interest payment due to the Collateral Interest;

 . the Collateral Interest's portion of the servicing fee due to the Servicer, to the extent not covered in Step 2;

 . the Collateral Interest's portion of the Default Amount;

 . reimbursement of reductions of the Collateral Interest if it is below its minimum required amount; and

 . funding, if necessary, of a reserve account maintained to cover certain interest payment shortfalls, if any.

Remaining Excess Spread is then paid to the holder of the Collateral Interest.

See "Description of Series Provisions--Application of Collections" in this Prospectus Supplement.

ALLOCATIONS OF COLLECTIONS OF PRINCIPAL RECEIVABLES

The chart on the next page demonstrates the manner in which collections of Principal Receivables are allocated and applied to your Series. THE CHART IS A SIMPLIFIED DEMONSTRATION OF CERTAIN ALLOCATION AND PAYMENT PROVISIONS AND IS QUALIFIED BY THE FULL

          Allocations of Collections of Finance Charge Receivables
                          [FLOW CHART APPEARS HERE]

DESCRIPTIONS OF THESE PROVISIONS IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

Step 1: Collections of Principal Receivables for your Series are allocated, based on varying percentages, among the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest.

Step 2: Collections of Principal Receivables allocated to the Collateral
 Interest and the Class B Investor Interest may be reallocated and made available to pay amounts due to the Class A Investor Interest that have not been paid by either the Class A's share of collections of Finance Charge Receivables or Excess Spread. If required Class A amounts are satisfied, the Collateral Interest also provides the same type of protection to the Class B Investor Interest. Certain collections which are reallocated for Class A or Class B will not be made part of Available Investor Principal Collections.

Step 3: Collections of Principal Receivables allocated to your Series and not used in Step 2 above are combined with shared principal collections from other Series, to the extent necessary and available, and treated as Available Investor Principal Collections.

 Available Investor Principal Collections may be paid, or accumulated and then paid, to you as payments of principal. The amount, priority and timing of your principal payments, if any, depend on whether your Series is in the Revolving Period, the Controlled Accumulation Period or the Rapid Amortization Period, as described below.

 The Class A Certificates will be paid in full before the Class B Certificates receive any payments of principal. As Available Investor Principal Collections are accumulated for the Class A Certificates and the Class B Certificates, the minimum required credit enhancement (i.e. the Required Collateral Interest) will decrease and Available Investor Principal Collections will be paid to the holder of the Collateral Interest to the extent of this decrease.

 See "Maturity Assumptions" and "Description of Series Provisions--Application of Collections" in this Prospectus Supplement.

Step 4: Collections of Principal Receivables allocated to your Series and not used in Steps 2 and 3 above may be paid to other Series, to the extent necessary, or to the Seller.

             Allocations of Collections of Principal Receivables
                          [FLOW CHART APPEARS HERE]

REVOLVING PERIOD: Series 1998-J will have a period of time, called the "Revolving Period," when the Trust will not pay, or accumulate, principal for Certificateholders. In general, during the Revolving Period the Trust will pay available principal to other Series or the holder of the Seller Interest. See "Description of Series Provisions--Principal Payments" and "--Application of Collections" in this Prospectus Supplement.

The Revolving Period starts on the Closing Date and ends on the earlier to begin of:

 . the Controlled Accumulation Period; or
 . a Rapid Amortization Period.

CONTROLLED ACCUMULATION PERIOD: During the period called the "Controlled Accumulation Period," each month the Servicer will deposit a specified amount in the Principal Funding Account in order to pay the Certificates in full on the Scheduled Payment Date.

Each month, the Trust will pay principal not required to be deposited in the Principal Funding Account to other Series or the holder of the Seller Interest. Each month, if the amount actually deposited in the Principal Funding Account is less than the required deposit, the amount of this deficiency will be carried forward as a shortfall and included in the next month's required deposit.

See "Description of Series Provisions--Principal Payments" and "--Application of Collections" in this Prospectus Supplement. For information about the application of money on deposit in the Principal Funding Account, including any net investment earnings, see "Description of Series Provisions--Principal Funding Account" in this Prospectus Supplement.

On the Scheduled Payment Date, the Trust will use the money on deposit in the Principal Funding Account to pay (a) the Class A Investor Interest and (b) if the Class A Investor Interest is paid in full, the Class B Investor Interest.

You should be aware that there may not be sufficient amounts available to pay principal in full for the Class A Investor Interest and the Class B Investor Interest on the Scheduled Payment Date. In addition, if the money on deposit in the Principal Funding Account is insufficient to pay these amounts on the Scheduled Payment Date or if a Pay Out Event occurs, the Rapid Amortization Period will begin and the timing of your principal payments could change. See "Maturity Assumptions" in this Prospectus Supplement and in the accompanying Prospectus.

The Controlled Accumulation Period is scheduled to begin at the close of business on August 31, 2002, but in some cases may be delayed to no later than the close of business on July 31, 2003. See "Description of Series Provisions-- Postponement of Controlled Accumulation Period" in this Prospectus Supplement.

The Controlled Accumulation Period will end when any one of the following occurs:

 . the Investor Interest is paid in full;
 . a Rapid Amortization Period begins; or
 . the Series 1998-J Termination Date.

RAPID AMORTIZATION PERIOD: If a period called the "Rapid Amortization Period" begins, the Trust will use any available principal collections allocated to your Series to pay (a) the Class A Investor Interest, (b) if the Class A Investor Interest is paid in full, the Class B Investor Interest and (c) if the Class B Investor Interest is paid in full, the Collateral Interest. These payments will begin on the Distribution Date in the month after the Rapid Amortization Period begins.

The Rapid Amortization Period will begin if a Pay Out Event occurs and will end when any one of the following occurs:

 . the Investor Interest is paid in full;
 . the Series 1998-J Termination Date; or
 . the Trust Termination Date.

PAY OUT EVENTS: Certain adverse events called Pay Out Events might lead to the start of a Rapid Amortization Period and the end of either the Revolving Period or the Controlled Accumulation Period.

A Pay Out Event for your Series will include the following events:

 . the Seller does not make any required payment or deposit (within the applicable grace period);

 . the Seller materially violates any other obligation or agreement causing you to be adversely affected, if (a) the Seller does not remedy the violation within 60 days after it has received written notice and (b) you continue to be materially and adversely affected for the 60-day period;

 . the Seller provides certain representations, warranties or other information which were materially incorrect at the time they were provided causing you to be adversely affected, if (a) they continue to be materially incorrect 60 days after the Seller has received written notice and (b) you continue to be materially and adversely affected for the 60-day period;

 . the three-month average net yield on the Receivables is below the three-month average of a minimum level called the Base Rate;

 . the Seller fails to transfer additional assets to the Trust when required;

 . certain defaults by the Servicer that have a material adverse effect on you;

 . you are not paid in full on the Scheduled Payment Date;

 . certain events of insolvency or receivership relating to the Seller;

 . the Seller is unable to transfer Receivables to the Trust as required under the Agreement; or

 . the Trust becomes an "investment company" under the Investment Company Act of 1940.

For a more detailed discussion of these Pay Out Events, see "Description of Series Provisions--Pay Out Events" in this Prospectus Supplement. In addition, see "Description of the Certificates--Pay Out Events" in the accompanying Prospectus for a discussion of the consequences of an insolvency or receivership of the Seller.

SHARED PRINCIPAL COLLECTIONS

This Series is included in a group of Series designated as "Group One." Each Series identified under the caption "Annex I: Other Series Issued and Outstanding" included at the end of this Prospectus Supplement is, and other Series in the future may be, included in Group One. To the extent that collections of Principal Receivables allocated to your Series are not needed to make payments or deposits to the Principal Funding Account for your Series, these collections, called Shared Principal Collections, will be applied to cover principal payments for other Series within Group One. Any reallocation for this purpose will not reduce your Series's Investor Interest. In addition, you may receive the benefits of collections of Principal Receivables and certain other amounts allocated to other Series in Group One, to the extent those collections are not needed for those other Series. See "Description of Series Provisions--Shared Principal Collections" in this Prospectus Supplement and "Description of the Certificates--Shared Principal Collections" in the accompanying Prospectus.

DENOMINATIONS

Beneficial interests in the Certificates will be offered in minimum denominations of $1,000 and integral multiples of that amount.

REGISTRATION, CLEARANCE AND SETTLEMENT

Your Certificates will be registered in the name of Cede & Co., as the nominee of the Depository Trust Company ("DTC"). You will not receive a definitive certificate representing your interest, except in limited circumstances described in the accompanying Prospectus when Certificates in fully registered, certificated form are issued. See "Description of the Certificates--Definitive Certificates" in the accompanying Prospectus.

You may elect to hold your Certificates through DTC, in the United States, or Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear"), in Europe. Transfers within DTC, Cedel or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly or indirectly through DTC and counterparties holding directly or indirectly through Cedel or Euroclear will be made in DTC through the relevant depositaries of Cedel or Euroclear. See "Description of the

Certificates--Book-Entry Registration" in the accompanying Prospectus.

We expect that the Certificates will be delivered in book-entry form through the facilities of DTC, Cedel and Euroclear on or about the Closing Date.

TAX STATUS

Special Counsel to the Seller is of the opinion that under existing law your Certificates will be characterized as debt for federal income tax purposes. Under the Agreement, you and the Seller will agree to treat your Certificates as debt for federal, state and local income tax purposes and franchise tax purposes. See "Federal Income Tax Consequences" in the accompanying Prospectus for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS

Subject to important considerations described under "ERISA Considerations" in this Prospectus Supplement and in the accompanying Prospectus, the Class A Certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

For the reasons discussed under "ERISA Considerations" in this Prospectus Supplement and the accompanying Prospectus, the Class B Certificates are not eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts other than an insurance company investing assets of its general account.

CERTIFICATE RATINGS

The Class A Certificates are required to be rated in the highest rating category by at least one nationally recognized rating organization.

The Class B Certificates are required to be rated in one of the three highest rating categories by at least one nationally recognized rating organization. See "Certificate Ratings" in the accompanying Prospectus for a discussion of the primary factors upon which the ratings are based.

EXCHANGE LISTING

We will apply to list the Certificates on the Luxembourg Stock Exchange. We cannot guaranty that the application for the listing will be accepted. You should consult with Bankers Trust Luxembourg S.A., the Luxembourg listing agent for the Certificates, 14 Boulevard F.D. Roosevelt, L-2450 Luxembourg, phone number (352) 46 02 41, to determine whether or not the Certificates are listed on the Luxembourg Stock Exchange.

                          MBNA'S CREDIT CARD PORTFOLIO

GENERAL

  The receivables (the "Receivables") conveyed or to be conveyed to the Trust by MBNA America Bank, National Association ("MBNA") pursuant to a pooling and servicing agreement dated as of August 4, 1994 (as amended from time to time, the "Agreement") between MBNA, as seller (the "Seller") and as servicer of the Receivables, and The Bank of New York, as trustee (the "Trustee"), have been or will be generated from transactions made by holders of selected MasterCard and VISA credit card accounts (the "Accounts"), including premium accounts and standard accounts, from the portfolio of MasterCard and VISA accounts owned by the Seller (the "Bank Portfolio").

BILLING AND PAYMENTS

  MBNA, using MBNA Hallmark Information Services, Inc. as its service bureau, generates and mails to cardholders monthly statements summarizing account activity and processes cardholder monthly payments. Currently, cardholders must make a monthly minimum payment at least equal to the greater of (i) 2% of the statement balance plus past due amounts and (ii) a stated minimum payment (generally $15) plus past due amounts. Certain eligible cardholders are given the option periodically to take a payment deferral.

  The finance charges on purchases which are assessed monthly are calculated by multiplying the account's average daily purchase balance by the applicable daily periodic rate, and multiplying the result by the number of days in the billing cycle. Finance charges are calculated on purchases from the date of the purchase or the first day of the billing cycle in which the purchase is posted to the account, whichever is later. Monthly periodic finance charges are not assessed in most circumstances on new purchases if all balances shown on the previous billing statement are paid by the due date, which is generally 25 days after the billing date. Monthly periodic finance charges are not assessed in most circumstances on previous purchases if all balances shown on the two previous billing statements are paid by their respective due dates. The finance charges which are assessed monthly on cash advances (including balance transfers) are calculated by multiplying the account's average cash advance balance by the applicable daily periodic rate, and multiplying the result by the number of days in the billing cycle. Finance charges are calculated on cash advances (including balance transfers) from the date of the transaction. Currently, MBNA generally treats the day on which a cash advance check is deposited or cashed as the transaction date for such check.

  MBNA offers fixed rate and variable rate credit card accounts. MBNA also offers temporary promotional rates.

  MBNA assesses annual membership fees on certain accounts although under various marketing programs these fees may be waived or rebated. For most credit card accounts, MBNA also assesses late, overlimit and returned check charges. MBNA generally assesses a fee on cash advances and certain purchase transactions. Generally, a cash advance fee is not assessed on balance transfers.

DELINQUENCY AND GROSS CHARGE-OFF EXPERIENCE

  An account is contractually delinquent if the minimum payment is not received by the due date indicated on the customer's statement. Efforts to collect contractually delinquent credit card receivables currently are made by MBNA's Customer Assistance personnel. Collection activities include statement messages, telephone calls and formal collection letters. MBNA employs two principal computerized systems for collecting past due accounts. The Predictive Management System analyzes each cardholder's purchase and repayment habits and selects accounts for initial contact with the objective of contacting the highest risk accounts first. The accounts selected are queued to MBNA's proprietary Outbound Call Management System ("OCMS"). OCMS sorts accounts by a number of factors, including time zone, degree of delinquency and dollar amount due. OCMS automatically dials delinquent accounts in order of priority. Representatives are automatically linked to the cardholder's account information and voice line when a contact is established.

  Accounts are worked continually at each stage of delinquency through the 180 day past due level. As an account enters the 180 day delinquency level, it is classified as a potential charge-off. Accounts failing to make a payment during the 180 day cycle are written off. Managers may defer a charge-off of an account for another month, pending continued payment activity or other special circumstances. Senior manager approval is required on all exceptions to charge-off. Accounts of cardholders in bankruptcy are currently charged-off no later than is consistent with this policy.

  The Federal Financial Institutions Examination Council, on June 30, 1998, proposed a revised policy statement on the classification of retail credit. If adopted, the revised policy statement could establish, effective January 1, 2001, a uniform charge-off period of 150 days delinquency for open-end and closed-end credit. Alternatively, the proposal also contains guidance that would, effective January 1, 1999, standardize the methodology for implementing the existing 180 day charge-off policy requirement for open-end credit. The revised policy statement could also, effective January 1, 1999, provide guidance for loans affected by bankruptcy, fraudulent activity and death; establish standards for re-aging, extending, deferring or rewriting of past due accounts; and broaden the circumstances under which partial payments are recognized as full payments for purposes of determining that a loan is no longer delinquent.

  The following tables set forth the delinquency and gross charge-off experience for each of the periods shown for the Bank Portfolio of credit card accounts. The Bank Portfolio's delinquency and gross charge-off experience is comprised of segments which may, when taken individually, have delinquency and gross charge-off characteristics different from those of the overall Bank Portfolio of credit card accounts. As of the beginning of the day on September 22, 1998, the Receivables in the Trust Portfolio represented approximately 91% of the Bank Portfolio. Because the Trust Portfolio is only a portion of the Bank Portfolio, actual delinquency and gross charge-off experience with respect to the Receivables may be different from that set forth below for the Bank Portfolio. There can be no assurance that the delinquency and gross charge-off experience for the Receivables in the future will be similar to the historical experience of the Bank Portfolio set forth below.

                             DELINQUENCY EXPERIENCE
                                 BANK PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                              SEPTEMBER 30,                                   DECEMBER 31,
                         ----------------------- -----------------------------------------------------------------------
                                  1998                    1997                    1996                    1995
                         ----------------------- ----------------------- ----------------------- -----------------------
                                     PERCENTAGE              PERCENTAGE              PERCENTAGE              PERCENTAGE
                                      OF TOTAL                OF TOTAL                OF TOTAL                OF TOTAL
                         RECEIVABLES RECEIVABLES RECEIVABLES RECEIVABLES RECEIVABLES RECEIVABLES RECEIVABLES RECEIVABLES
                         ----------- ----------- ----------- ----------- ----------- ----------- ----------- -----------
Receivables Outstand-
 ing(1)                  $44,871,487             $41,567,876             $33,070,523             $24,269,670
Receivables Delinquent:
 35 - 64 Days               $896,864    2.00%       $799,458    1.92%       $619,940    1.87%       $393,142    1.62%
 65 - 94 Days                434,635   0.97          386,276   0.93          282,815   0.86          178,038   0.73
 95 or more                  941,961   2.10          833,957   2.01          606,650   1.83          352,813   1.46
                         -----------   ------    -----------   ------    -----------   ------    -----------   ------
  Total                   $2,273,460    5.07%     $2,019,691    4.86%     $1,509,405    4.56%       $923,993    3.81%
                         ===========   ======    ===========   ======    ===========   ======    ===========   ======

--------
(1) The Receivables Outstanding on the accounts consist of all amounts due from cardholders as posted to the accounts as of the end of the period shown.

                          GROSS CHARGE-OFF EXPERIENCE
                                 BANK PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                              NINE MONTHS           YEAR ENDED DECEMBER 31,
                          ENDED SEPTEMBER 30, -------------------------------------
                                 1998            1997         1996         1995
                          ------------------- -----------  -----------  -----------
Average Receivables Out-
 standing(1)............      $42,523,688     $36,651,499  $27,781,061  $20,562,315
Total Gross Charge-
 Offs(2)................        1,780,061       1,897,006    1,193,375      686,687
Total Gross Charge-Offs
 as a percentage of
 Average Receivables
 Outstanding(3).........             5.58%           5.18%        4.30%        3.34%

--------
(1) Average Receivables Outstanding is the average of the daily receivable balance during the period indicated.
(2) Total Gross Charge-Offs are total principal and interest charge-offs before recoveries and do not include the amount of any reductions in Average Receivables Outstanding due to fraud, returned goods, customer disputes or other miscellaneous credit adjustments.
(3) The percentage reflected for the nine months ended September 30, 1998 is an annualized figure.

INTERCHANGE

  The Seller will be required, pursuant to the terms of the Agreement, to transfer to the Trust a percentage of the Interchange attributed to cardholder charges for goods and services in the Accounts. Interchange arising under the Accounts will be allocated to the Certificates and the Collateral Interest on the basis of the percentage equivalent of the ratio which the amount of the Investor Percentage, with regard to Finance Charge Receivables, of cardholder charges for goods and services in the Accounts bears to the total amount of cardholder charges for goods and services in the MasterCard and VISA credit card accounts owned by MBNA, as reasonably estimated by the Seller. MasterCard and VISA may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. Interchange will be treated as collections of Finance Charge Receivables for the purposes of determining the amount of Finance Charge Receivables, allocating collections of Finance Charge Receivables, making required monthly payments, and calculating the Portfolio Yield. Under the circumstances described herein, Interchange will be used to pay a portion of the Investor Servicing Fee required to be paid on each Transfer Date. See "Description of Series Provisions--Servicing Compensation and Payment of Expenses" in this Prospectus Supplement and "MBNA's Credit Card Activities--Interchange" in the accompanying Prospectus.

                                THE RECEIVABLES

  The Receivables conveyed to the Trust arise in Accounts selected from the Bank Portfolio on the basis of criteria set forth in the Agreement as applied on June 22, 1994 (the "Cut-Off Date") and, with respect to Additional Accounts, as of the related date of their designation (the "Trust Portfolio"). Pursuant to the Agreement, the Seller has the right, subject to certain limitations and conditions set forth therein, to designate from time to time Additional Accounts and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. Any Additional Accounts designated pursuant to the Agreement must be Eligible Accounts as of the date the Seller designates such accounts as Additional Accounts. On September 19, 1994, November 15, 1994, March 30, 1995, July 6, 1995, October 3, 1995, March 8, 1996, May 30, 1996, September 4, 1996, October
3, 1996, November 5, 1996, February 4, 1997, April 4, 1997, July 2, 1997,
October 2, 1997, December 17, 1997, April 10, 1998, July 2, 1998 and September 22, 1998, the Seller designated Additional Accounts and conveyed the Receivables arising therein to the Trust, which included approximately $1.487 billion, $1.087 billion, $1.288 billion, $1.094 billion, $1.193 billion, $1.981 billion, $1.685 billion, $1.986 billion, $1.087 billion, $690.6 million, $1.681 billion,

$1.392 billion, $2.472 billion, $1.23 billion, $1.862 billion, $2.135 billion, $1.316 billion and $1.97 billion of Principal Receivables, respectively. In addition, the Seller will be required to designate Additional Accounts, to the extent available, (a) to maintain the Seller Interest so that, during any period of 30 consecutive days, the Seller Interest averaged over that period equals or exceeds the Minimum Seller Interest for the same period and (b) to maintain, for so long as certificates of any Series (including the Certificates) remain outstanding, an aggregate amount of Principal Receivables equal to or greater than the Minimum Aggregate Principal Receivables. "Minimum Seller Interest" for any period means 7% of the average Principal Receivables for such period; provided, however, that the Seller may reduce the Minimum Seller Interest to not less than 2% of the average Principal Receivables for such period upon satisfaction of the Rating Agency Condition and certain other conditions to be set forth in the Agreement. "Minimum Aggregate Principal Receivables" means, with respect to all Series then outstanding, unless otherwise provided in the related Series Supplement, an amount equal to the sum of the numerators used in the calculation of the Investor Percentages with respect to Principal Receivables for all outstanding Series on such date; provided, however, that with respect to any Series in its Rapid Accumulation Period, or such other period as designated in the related Series Supplement, with an investor interest as of such date of determination equal to the principal funding account balance relating to such Series, taking into account any deposit to be made to the principal funding account relating to such Series on the Transfer Date following such date of determination, the numerator used in the calculation of the Investor Percentage with respect to Principal Receivables relating to such Series shall, solely for the purpose of the definition of Minimum Aggregate Principal Receivables, be deemed to equal zero; provided further, however, that the Minimum Aggregate Principal Receivables may be reduced to a lesser amount at any time if the Rating Agency Condition is satisfied. The Seller will convey the Receivables then existing or thereafter created under such Additional Accounts to the Trust. Further, pursuant to the Agreement, the Seller will have the right (subject to certain limitations and conditions) to designate certain Removed Accounts and to require the Trustee to reconvey all Receivables in such Removed Accounts to the Seller, whether such Receivables are then existing or thereafter created. Throughout the term of the Trust, the Accounts from which the Receivables arise will be the Accounts designated by the Seller on the Cut-Off Date plus any Additional Accounts minus any Removed Accounts. As of the Cut-Off Date and, with respect to Receivables in Additional Accounts, as of the related date of their conveyance to the Trust, and on the date any new Receivables are created, the Seller will represent and warrant to the Trust that the Receivables meet the eligibility requirements specified in the Agreement. See "Description of the Certificates-- Representations and Warranties" in the accompanying Prospectus.

  The Receivables in the Trust Portfolio, as of the beginning of the day on September 22, 1998, included $39,548,828,345 of Principal Receivables and $813,893,626 of Finance Charge Receivables. The Accounts had an average Principal Receivable balance of $1,411 and an average credit limit of $10,066. The percentage of the aggregate total Receivable balance to the aggregate total credit limit was 14.30%. The average age of the Accounts was approximately 36 months. As of the beginning of the day on September 22, 1998, cardholders whose Accounts are included in the Trust Portfolio had billing addresses in all 50 States and the District of Columbia. As of the beginning of the day on September 22, 1998, 42.12% of the Accounts were standard accounts and 57.88% were premium accounts, and the aggregate Principal Receivable balances of standard accounts and premium accounts, as a percentage of the total aggregate Principal Receivables, were 29.87% and 70.13%, respectively.

  The following tables summarize the Trust Portfolio by various criteria as of the beginning of the day on September 22, 1998. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent time.

                         COMPOSITION BY ACCOUNT BALANCE
                                TRUST PORTFOLIO

                             NUMBER   PERCENTAGE OF                  PERCENTAGE
                               OF     TOTAL NUMBER                    OF TOTAL
ACCOUNT BALANCE RANGE       ACCOUNTS   OF ACCOUNTS    RECEIVABLES    RECEIVABLES
---------------------      ---------- ------------- ---------------  -----------
Credit Balance............    370,760       1.3%    $   (44,803,750)     (0.1)%
No Balance................ 16,132,828      57.6                   0       0.0
$      .01 - $ 5,000.00...  8,467,514      30.2      12,132,678,141      30.0
$ 5,000.01 - $10,000.00...  2,218,136       7.9      15,497,616,843      38.4
$10,000.01 - $15,000.00...    556,205       2.0       6,653,647,731      16.5
$15,000.01 - $20,000.00...    172,618       0.6       2,948,630,061       7.3
$20,000.01 - $25,000.00...     66,604       0.2       1,482,093,000       3.7
$25,000.01 or More........     50,697       0.2       1,692,859,945       4.2
                           ----------     -----     ---------------     -----
  Total................... 28,035,362     100.0%    $40,362,721,971     100.0%
                           ==========     =====     ===============     =====

                          COMPOSITION BY CREDIT LIMIT
                                TRUST PORTFOLIO

                                     PERCENTAGE OF                 PERCENTAGE
                           NUMBER    TOTAL NUMBER                   OF TOTAL
CREDIT LIMIT RANGE       OF ACCOUNTS  OF ACCOUNTS    RECEIVABLES   RECEIVABLES
------------------       ----------- ------------- --------------- -----------
Less than or equal to
 $5,000.00..............  6,246,597       22.3%    $ 4,154,407,587     10.3%
$ 5,000.01 -
  $10,000.00............ 10,574,622       37.7      14,495,210,603     35.9
$10,000.01 -
  $15,000.00............  6,267,122       22.4       9,821,136,335     24.3
$15,000.01 -
  $20,000.00............  2,536,324        9.0       4,891,038,689     12.1
$20,000.01 -
  $25,000.00............  1,515,718        5.4       3,488,470,156      8.7
$25,000.01 or More......    894,979        3.2       3,512,458,601      8.7
                         ----------      -----     ---------------    -----
  Total................. 28,035,362      100.0%    $40,362,721,971    100.0%
                         ==========      =====     ===============    =====

                      COMPOSITION BY PERIOD OF DELINQUENCY
                                TRUST PORTFOLIO

PERIOD OF DELINQUENCY                  PERCENTAGE OF                 PERCENTAGE
(DAYS CONTRACTUALLY          NUMBER    TOTAL NUMBER                   OF TOTAL
DELINQUENT)                OF ACCOUNTS  OF ACCOUNTS    RECEIVABLES   RECEIVABLES
---------------------      ----------- ------------- --------------- -----------
Not Delinquent............ 26,959,493       96.1%    $35,187,348,642     87.2%
Up to 34 Days.............    636,626        2.3       2,982,565,548      7.4
35 to 64 Days.............    191,663        0.7         931,064,524      2.3
65 to 94 Days.............     86,012        0.3         409,939,583      1.0
95 or More Days...........    161,568        0.6         851,803,674      2.1
                           ----------      -----     ---------------    -----
  Total................... 28,035,362      100.0%    $40,362,721,971    100.0%
                           ==========      =====     ===============    =====

                           COMPOSITION BY ACCOUNT AGE
                                TRUST PORTFOLIO

                                      PERCENTAGE OF                  PERCENTAGE
                            NUMBER     TOTAL NUMBER                   OF TOTAL
ACCOUNT AGE               OF ACCOUNTS  OF ACCOUNTS     RECEIVABLES   RECEIVABLES
-----------               ----------- -------------- --------------- -----------
Not More Than 6 Months..   2,506,392        8.9%     $ 3,025,931,017      7.5%
Over  6 Months to 12
 Months.................   2,962,901       10.6        2,983,836,038      7.4
Over 12 Months to 24
 Months.................   6,285,921       22.4        6,585,628,453     16.3
Over 24 Months to 36
 Months.................   6,051,408       21.6        6,867,548,641     17.0
Over 36 Months to 48
 Months.................   4,488,953       16.0        6,043,616,701     15.0
Over 48 Months to 60
 Months.................   2,221,206        7.9        5,387,284,959     13.3
Over 60 Months to 72
 Months.................     664,815        2.4        1,532,331,719      3.8
Over 72 Months..........   2,853,766       10.2        7,936,544,443     19.7
                          ----------      -----      ---------------    -----
  Total.................  28,035,362      100.0%     $40,362,721,971    100.0%
                          ==========      =====      ===============    =====

                      GEOGRAPHIC DISTRIBUTION OF ACCOUNTS
                                TRUST PORTFOLIO

                                       PERCENTAGE OF                 PERCENTAGE
                             NUMBER    TOTAL NUMBER                   OF TOTAL
STATE                      OF ACCOUNTS  OF ACCOUNTS    RECEIVABLES   RECEIVABLES
-----                      ----------- ------------- --------------- -----------
California................  3,022,536       10.8%    $ 5,411,016,609     13.4%
Texas.....................  1,776,993        6.3       2,950,834,467      7.3
New York..................  2,110,200        7.5       2,945,716,716      7.3
Florida...................  1,417,846        5.1       2,237,457,306      5.5
Pennsylvania..............  1,617,078        5.8       1,787,711,204      4.4
New Jersey................  1,129,014        4.0       1,699,143,927      4.2
Illinois..................  1,135,083        4.0       1,561,913,423      3.9
Ohio......................  1,245,769        4.4       1,427,824,169      3.5
Maryland..................    793,538        2.8       1,325,723,076      3.3
Michigan..................    971,758        3.5       1,219,942,918      3.0
Other..................... 12,815,547       45.8      17,795,438,156     44.2
                           ----------      -----     ---------------    -----
  Total................... 28,035,362      100.0%    $40,362,721,971    100.0%
                           ==========      =====     ===============    =====

                              MATURITY ASSUMPTIONS

  The Agreement provides that the holders of the Class A Certificates (the "Class A Certificateholders") will not receive payments of principal until the Scheduled Payment Date, or earlier in the event of a Pay Out Event which results in the commencement of the Rapid Amortization Period. The holders of the Class B Certificates (the "Class B Certificateholders" and, together with the Class A Certificateholders, the "Certificateholders") will not begin to receive principal until the final principal payment on the Class A Certificates has been made.

CONTROLLED ACCUMULATION PERIOD

  On each Transfer Date during the Controlled Accumulation Period, an amount equal to, for each Monthly Period, the least of (a) the Available Investor Principal Collections, (b) the applicable "Controlled Deposit Amount," which is equal to the sum of the applicable Controlled Accumulation Amount for such Monthly Period and the applicable Accumulation Shortfall, if any, and (c) the sum of the Class A Adjusted Investor Interest and the Class B Adjusted Investor Interest prior to any deposits on such day, will be deposited in the

Principal Funding Account established by the Trustee until the amount on deposit in the Principal Funding Account (the "Principal Funding Account Balance") equals the sum of the Class A Investor Interest and the Class B Investor Interest. If, for any Monthly Period, the Available Investor Principal Collections for such Monthly Period exceed the applicable Controlled Deposit Amount, any such excess will be paid to the holder of the Collateral Interest (the "Collateral Interest Holder") to the extent that the Collateral Interest exceeds the Required Collateral Interest. After the Class A Investor Interest and the Class B Investor Interest have each been paid in full, Available Investor Principal Collections, to the extent required, will be distributed to the Collateral Interest Holder on each related Transfer Date until the earlier of the date the Collateral Interest has been paid in full and the Series 1998-J Termination Date. Amounts in the Principal Funding Account are expected to be available to pay in full, on the Scheduled Payment Date, the Class A Investor Interest and, after the payment of the Class A Investor Interest in full, the Class B Investor Interest. Although it is anticipated that collections of Principal Receivables will be available on each Transfer Date during the Controlled Accumulation Period to make a deposit of the applicable Controlled Deposit Amount and that the Class A Investor Interest will be paid to the Class A Certificateholders and the Class B Investor Interest will be paid to the Class B Certificateholders on the Scheduled Payment Date, no assurance can be given in this regard. If the amount required to pay the Class A Investor Interest and the Class B Investor Interest in full is not available on the Scheduled Payment Date, a Pay Out Event will occur and the Rapid Amortization Period will commence.

RAPID AMORTIZATION PERIOD

  If a Pay Out Event occurs during either the Revolving Period or the Controlled Accumulation Period, the Rapid Amortization Period will commence. If a Pay Out Event occurs during the Controlled Accumulation Period, any amount on deposit in the Principal Funding Account will be paid to the Class A Certificateholders and, after the Class A Investor Interest has been paid in full, the Class B Certificateholders on the first Distribution Date with respect to the Rapid Amortization Period. In addition, to the extent that the Class A Investor Interest has not been paid in full, the Class A Certificateholders will be entitled to monthly payments of principal equal to the Available Investor Principal Collections until the earlier of (a) the date on which the Class A Certificates have been paid in full, (b) the Series 1998-J Termination Date and (c) the Trust Termination Date. After the Class A Certificates have been paid in full and if the Series 1998-J Termination Date or the Trust Termination Date has not occurred, Available Investor Principal Collections will be paid to the Class B Certificateholders on each Distribution Date until the earliest of (a) the date on which the Class B Certificates have been paid in full, (b) the Series 1998-J Termination Date and (c) the Trust Termination Date.

PAY OUT EVENTS

  A Pay Out Event occurs, either automatically or after specified notice, upon
(a) the failure of the Seller to make certain payments or transfers of funds for the benefit of the Certificateholders within the time periods stated in the Agreement, (b) certain material breaches of certain representations, warranties or covenants of the Seller, (c) certain insolvency events involving the Seller,
(d) the average of the Portfolio Yields for any three consecutive Monthly Periods being less than the average of the Base Rates for such period, (e) the Trust becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (f) the failure of the Seller to convey Receivables arising under Additional Accounts or Participations to the Trust when required by the Agreement, (g) the occurrence of a Servicer Default which would have a material adverse effect on the Certificateholders, (h) insufficient monies available to pay the Class A Investor Interest and the Class B Investor Interest in full on the Scheduled Payment Date, or (i) the Seller becomes unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement. See "Description of Series Provisions--Pay Out Events" in this Prospectus Supplement and "Description of the Certificates--Pay Out Events" in the accompanying Prospectus. The term "Base Rate" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of the Class A Monthly Interest, the Class B Monthly Interest and the Collateral Monthly Interest, each for the related Interest Period and the Certificateholder Servicing Fee and the Servicer Interchange, each for such Monthly Period, and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period. The term "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of collections of Finance Charge Receivables, annual membership fees, Principal Funding Investment Proceeds and amounts withdrawn from the Reserve Account deposited into the Finance Charge Account and allocable to the Certificates and the Collateral Interest for such Monthly Period, calculated on a cash basis after subtracting the Aggregate Investor Default Amount for such Monthly Period, and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period.

PAYMENT RATES

  The following table sets forth the highest and lowest cardholder monthly payment rates for the Bank Portfolio during any month in the periods shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

                        CARDHOLDER MONTHLY PAYMENT RATES
                                 BANK PORTFOLIO

                                            NINE MONTHS
                                               ENDED     YEAR ENDED DECEMBER 31,
                                           SEPTEMBER 30, -----------------------
                                               1998       1997    1996    1995
                                           ------------- ------- ------- -------
        Lowest Month......................    12.26%      11.30%  10.69%  10.22%
        Highest Month.....................    13.91%      13.15%  11.56%  11.34%
        Monthly Average...................    13.28%      12.20%  11.19%  10.79%

  Generally, cardholders must make a monthly minimum payment equal to 2.0% of the statement balance plus past due amounts. However, the cardholder was and is generally required to make a monthly minimum payment (generally $15) plus past due amounts. There can be no assurance that the cardholder monthly payment rates in the future will be similar to the historical experience set forth above. In addition, the amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio will be similar to the historical experience set forth above or that deposits into the Principal Funding Account or the Distribution Account, as applicable, will be made in accordance with the applicable Controlled Accumulation Amount. If a Pay Out Event occurs, the average life of the Certificates could be significantly reduced.

  Because there may be a slowdown in the payment rate below the payment rates used to determine the Controlled Accumulation Amounts, or a Pay Out Event may occur which would initiate the Rapid Amortization Period, there can be no assurance that the actual number of months elapsed from the date of issuance of Series 1998-J to its final Distribution Date will equal the expected number of months. As described under "Description of Series Provisions--Postponement of Controlled Accumulation Period" in this Prospectus Supplement, the Servicer may shorten the Controlled Accumulation Period and, in such event, there can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Class A Investor Interest and the Class B Investor Interest on the Scheduled Payment Date. See "Maturity Assumptions" and "Risk Factors--Timing of Principal Payments" in the accompanying Prospectus.

                        RECEIVABLE YIELD CONSIDERATIONS

  The gross revenues from finance charges and fees billed to accounts in the Bank Portfolio for each of the three calendar years contained in the period ended December 31, 1997 and the nine calendar months contained in the period ended September 30, 1998 are set forth in the following table.

  The historical yield figures in the following table are calculated on an accrual basis. Collections of Receivables included in the Trust will be on a cash basis and may not reflect the historical yield experience in the table. During periods of increasing delinquencies or periodic payment deferral programs, accrual yields may exceed cash amounts accrued and billed to cardholders. Conversely, cash yields may exceed accrual yields as amounts collected in a current period may include amounts accrued during prior periods. However, the Seller believes that during the three calendar years contained in the period ended December 31, 1997 and the nine calendar months contained in the period ended September 30, 1998, the yield on an accrual basis closely approximated the yield on a cash basis. The yield on both an accrual and a cash basis will be affected by numerous factors, including the monthly periodic finance charges on the Receivables, the amount of the annual membership fees and other fees, changes in the delinquency rate on the Receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges. See "Risk Factors" in the accompanying Prospectus.

                              BANK PORTFOLIO YIELD

                                  NINE MONTHS
                                     ENDED        YEAR ENDED DECEMBER 31,
                                 SEPTEMBER 30, -------------------------------
                                     1998        1997       1996       1995
                                 ------------- ---------  ---------  ---------
Average Account Monthly Accrued
 Finance
Charges and Fees(1)(2).........    $   27.41   $   25.58  $   24.27  $   23.70
Average Account Balance(3).....    $1,886.30   $1,822.14  $1,738.50  $1,718.08
Yield from Finance Charges and
 Fees(4).......................        17.44%      16.85%     16.75%     16.55%
Yield from Interchange(5)......         1.27%       1.23%      1.17%      1.20%
Yield from Finance Charges,
 Fees and Interchange(6).......        18.71%      18.08%     17.92%     17.75%

--------
(1) Finance Charges and Fees are comprised of monthly periodic finance charges and other credit card fees.
(2) Average Account Monthly Accrued Finance Charges and Fees are presented net of adjustments made pursuant to MBNA's normal servicing procedures, including removal of incorrect or disputed monthly periodic finance charges.
(3) Average Account Balance includes purchases, cash advances and accrued and unpaid monthly periodic finance charges and other charges and is calculated based on the average of the account balances during the periods shown for accounts with charging privileges.
(4) Yield from Finance Charges and Fees is the result of dividing the annualized Average Account Monthly Accrued Finance Charges and Fees by the Average Account Balance for the period.
(5) Yield from Interchange is the result of dividing annualized revenue attributable to Interchange received during the period by the Average Account Balance for the period. The amount of Interchange for each of the periods indicated above has been estimated.
(6) The percentage reflected for the nine months ended September 30, 1998 is an annualized figure.

  The revenue for the Bank Portfolio of credit card accounts shown in the above table is comprised of monthly periodic finance charges, credit card fees and Interchange. These revenues vary for each account based on the type and volume of activity for each account. Because the Trust Portfolio is only a portion of the Bank Portfolio, actual yield with respect to Receivables may be different from that set forth above for the Bank Portfolio. See "MBNA's Credit Card Portfolio" in this Prospectus Supplement and "MBNA's Credit Card Activities" in the accompanying Prospectus.

                           MBNA AND MBNA CORPORATION

  MBNA America Bank, National Association, a national banking association located in Wilmington, Delaware, conducts nationwide consumer lending programs principally comprised of credit card related activities. MBNA International Bank Limited, a private limited company incorporated under the laws of England and Wales, is a wholly-owned subsidiary of MBNA. On a managed basis, including loans originated by MBNA International Bank Limited, MBNA maintained loan accounts with aggregate outstanding balances of $55.5 billion as of September 30, 1998. Of this amount, $46.3 billion were MasterCard and VISA credit card loans originated in the United States. As of September 30, 1998, the premium credit card portfolio in the United States accounted for 59% of MBNA's domestic MasterCard and VISA credit card accounts with outstanding balances and 71% of MBNA's outstanding domestic MasterCard and VISA credit card loans.

  MBNA conducts all direct customer contact processes with respect to the cardholder. This involves a 24 hour, 365 day per year Customer Service telephone staff, Credit Decisions, Correspondence Resolution, Security and Collection Operations. As of June 30, 1998, MBNA had assets of $20.7 billion, deposits of $13.5 billion and capital and surplus accounts of $2.3 billion.

  MBNA is a wholly-owned subsidiary of the Corporation. MBNA was established in January 1991 in connection with a restructuring of the former MBNA America Bank, N.A., a wholly-owned subsidiary of MNC Financial, Inc. The Corporation is a bank holding company organized under the laws of Maryland in 1990 and registered under the Bank Holding Company Act of 1956, as amended. As of September 30, 1998, the Corporation had consolidated assets of $23.8 billion, consolidated deposits of $14.1 billion and capital and surplus accounts of $2.2 billion. The principal asset of the Corporation is the capital stock of MBNA.

YEAR 2000

  Many computer applications have been written using two digits rather than four to define the applicable year, and therefore may not recognize a date using "00" as the Year 2000. This could result in the inability of the application to properly process transactions with dates in the Year 2000 or thereafter. The Corporation has substantially completed an assessment of the impact of this problem on its computer systems and applications, including the systems that service the Corporation's loans, and is executing a plan to make the necessary programming changes, and has begun to test and implement them. The Corporation expects to complete implementation of the necessary changes to its mainframe, distributed, and desktop systems by the end of 1998, and its other systems by mid-1999.

  The Corporation is actively monitoring the progress of third parties, whose systems provide information to the Corporation's system, in achieving Year 2000 compliance and is developing contingency plans to address any failure of a critical vendor to do so. Based on its efforts and the information available to date, and assuming the continued availability of staff and other technical resources, and no unexpected difficulty in implementing system enhancements, the Corporation believes that it will not incur significant operational disruptions or material costs as a result of the Year 2000 problem. However, there can be no assurance that the systems of third parties with which the Corporation deals will be timely converted and will not adversely affect the Corporation's business.

                        DESCRIPTION OF SERIES PROVISIONS

  The Certificates and the Collateral Interest will be issued pursuant to the Agreement, as supplemented by the supplement relating to the Certificates (the "Series 1998-J Supplement"). Pursuant to the Agreement, the Seller and the Trustee may execute further Series Supplements in order to issue additional Series. The following summary of Series 1998-J does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Agreement and the Series 1998-J Supplement. See "Description of the Certificates" in the accompanying Prospectus for additional information concerning the Certificates, the Collateral Interest, the Series 1998-J Supplement and the Agreement.

GENERAL

  The Class A Certificates, the Class B Certificates and the Collateral Interest will represent the right to receive certain payments from the assets of the Trust, including the right to the applicable allocation percentage of all cardholder payments on the Receivables in the Trust. Each Class A Certificate represents the right to receive payments of interest at the Class A Certificate Rate for the related Interest Period and payments of principal on the Scheduled Payment Date or, to the extent of the Class A Investor Interest, on each Distribution Date with respect to the Rapid Amortization Period, funded from collections of Finance Charge Receivables and annual membership fees and Principal Receivables, respectively, allocated to the Class A Investor Interest and certain other available amounts. Each Class B Certificate represents the right to receive payments of interest at the applicable Class B Certificate Rate for the related Interest Period, and payments of principal on the Scheduled Payment Date or, to the extent of the Class B Investor Interest, on each Distribution Date with respect to the Rapid Amortization Period after the Class A Certificates have been paid in full, funded from collections of Finance Charge Receivables and annual membership fees and Principal Receivables, respectively, allocated to the Class B Investor Interest and certain other available amounts. In addition to representing the right to payment from collections of Finance Charge Receivables, annual membership fees and Principal Receivables, each Class A Certificate also represents the right to receive payments from Excess Spread, funds on deposit in the Principal Funding Account (in an amount not to exceed the Class A Investor Interest) and the Reserve Account and certain investment earnings thereon, Reallocated Principal Collections and Shared Principal Collections and certain other available amounts. In addition to representing the right to payment from collections of Finance Charge Receivables, annual membership fees and Principal Receivables, each Class B Certificate also represents the right to receive payments from Excess Spread, funds on deposit in the Principal Funding Account (to the extent such funds exceed the Class A Investor Interest and in an amount not to exceed the Class B Investor Interest) and the Reserve Account and certain investment earnings thereon, Reallocated Collateral Principal Collections and Shared Principal Collections and certain other available amounts. Payments of interest and principal will be made on each Distribution Date on which such amounts are due to Certificateholders in whose names the Certificates were registered on the last business day of the calendar month preceding such Distribution Date (each, a "Record Date").

  The Seller will own the Seller Interest. The holder of the Seller Interest will receive certain payments from the assets of the Trust, including a percentage (the "Seller Percentage") of all cardholder payments on the Receivables in the Trust equal to 100% minus the sum of the applicable Investor Percentages for all Series of certificates then outstanding. The Seller Interest may be transferred in whole or in part subject to certain limitations and conditions set forth in the Agreement, and, at the discretion of the Seller, the Seller Interest may be held either in an uncertificated form or in the form of a Seller Certificate. See "Description of the Certificates--Certain Matters Regarding the Seller and the Servicer" in the accompanying Prospectus.

  Application will be made to list the Certificates on the Luxembourg Stock Exchange; however, no assurance can be given that such listing will be obtained. Certificateholders should consult with Bankers Trust Luxembourg S.A., the Luxembourg listing agent for the Certificates, 14 Boulevard F.D. Roosevelt, L-2450 Luxembourg, phone number (352) 46 02 41, for the status of such listing.

  The Class A Certificates and the Class B Certificates initially will be represented by certificates registered in the name of Cede, as nominee of DTC. Unless and until Definitive Certificates are issued, all references in this Prospectus Supplement to actions by Class A Certificateholders and/or Class B Certificateholders shall refer to actions taken by DTC upon instructions from its Participants and all references in this Prospectus Supplement to distributions, notices, reports and statements to Class A Certificateholders and/or Class B Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Class A Certificates and the Class B Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. Certificateholders may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. Cede, as nominee for DTC, will hold the global Certificates. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. See "Description of the Certificates-- General," "--Book-Entry Registration" and "--Definitive Certificates" in the accompanying Prospectus.

NEW ISSUANCES

  The Agreement provides that the holder of the Seller Interest may have one or more new Series issued by notifying the Trustee as described under "Description of the Certificates--New Issuances" in the accompanying Prospectus.

INTEREST PAYMENTS

  Interest will accrue on the Class A Certificates at the Class A Certificate Rate and on the Class B Certificates at the Class B Certificate Rate from the Closing Date. Interest will be distributed on December 15, 1998 and on the 15th day of each month thereafter (or, if such 15th day is not a business day, the next succeeding business day) (each, a "Distribution Date"). For purposes of this Prospectus Supplement and the accompanying Prospectus, a "business day" is, unless otherwise indicated, any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or Newark, Delaware are authorized or obligated by law or executive order to be closed. Interest payments on the Class A Certificates and the Class B Certificates on any Distribution Date will be calculated on the outstanding principal balance of the Class A Certificates and the outstanding principal balance of the Class B Certificates, as applicable, as of the preceding Record Date, except that interest for the first Distribution Date will accrue at the applicable Certificate Rate on the initial outstanding principal balance of the Class A Certificates and the initial outstanding principal balance of the Class B Certificates, as applicable, from the Closing Date. Interest due on the Certificates but not paid on any Distribution Date will be payable on the next succeeding Distribution Date together with additional interest (the "Additional Interest") on such amount at the applicable Certificate Rate plus 2% per annum (such amount with respect to the Class A Certificates, the "Class A Additional Interest," and such amount with respect to the Class B Certificates, the "Class B Additional Interest"). Such Additional Interest shall accrue on the same basis as interest on the Certificates, and shall accrue from the Distribution Date such overdue interest became due, to but excluding the Distribution Date on which such Additional Interest is paid. Interest payments on the Class A Certificates on any Distribution Date will be paid from Class A Available Funds for the related Monthly Period and, to the extent such Class A Available Funds are insufficient to pay such interest, from Excess Spread and Reallocated Principal Collections (to the extent available) for such Monthly Period. Interest payments on the Class B Certificates on any Distribution Date will be paid from Class B Available Funds for the related Monthly Period and, to the extent such Class B Available Funds are insufficient to pay such interest, from Excess Spread and Reallocated Collateral Principal Collections (to the extent available) remaining after certain other payments have been made with respect to the Class A Certificates.

  "Class A Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (a) the Class A Floating Allocation of collections of Finance Charge Receivables and annual membership fees allocated to the Investor Interest and deposited in the Finance Charge Account with respect to such Monthly Period (excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange), (b) Principal Funding Investment Proceeds, if any, which are required to be treated as Class A Available Funds pursuant to the Series 1998-J Supplement, in an amount not to exceed that portion of the Covered Amount with respect to the Class A Certificates with respect to the related Transfer Date and (c) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Class A Available Funds pursuant to the Series 1998-J Supplement with respect to such Transfer Date. "Class B Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (a) the Class B Floating Allocation of collections of Finance Charge Receivables and annual membership fees allocated to the Investor Interest and deposited in the Finance Charge Account with respect to such Monthly Period (excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange), (b) Principal Funding Investment Proceeds, if any, which are required to be treated as Class B Available Funds pursuant to the Series 1998-J Supplement, in an amount not to exceed that portion of the Covered Amount with respect to the Class B Certificates with respect to the related Transfer Date and (c) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Class B Available Funds pursuant to the Series 1998-J Supplement with respect to such Transfer Date.

  The Class A Certificates will accrue interest from and including the Closing Date at a rate of 5.25% per annum. The Class B Certificates will accrue interest from and including the Closing Date at a rate of 5.65% per annum.

  Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

PRINCIPAL PAYMENTS

  On each Transfer Date relating to the Revolving Period (which begins on the Closing Date and ends at the commencement of the Controlled Accumulation Period or, if earlier, the Rapid Amortization Period), unless a reduction in the Required Collateral Interest has occurred, collections of Principal Receivables allocable to the Investor Interest will, subject to certain limitations, including the allocation of any Reallocated Principal Collections with respect to the related Monthly Period to pay the Class A Required Amount and the Class B Required Amount, be treated as Shared Principal Collections.

  On each Transfer Date relating to the Controlled Accumulation Period, the Trustee will deposit in the Principal Funding Account an amount equal to the least of (a) Available Investor Principal Collections with respect to such Transfer Date, (b) the applicable Controlled Deposit Amount and (c) the sum of the Class A Adjusted Investor Interest and the Class B Adjusted Investor Interest prior to any deposits on such date. Amounts in the Principal Funding Account will be paid first to Class A Certificateholders (in an amount not to exceed the Class A Investor Interest) and then to Class B Certificateholders (to the extent such funds exceed the Class A Investor Interest and in an amount not to exceed the Class B Investor Interest), in each case, on the Scheduled Payment Date (unless paid earlier due to the commencement of the Rapid Amortization Period). On each Transfer Date, if a reduction in the Required Collateral Interest has occurred, a portion of collections of Principal Receivables allocable to the Investor Interest will be applied in accordance with the loan agreement among the Seller, the Trustee, the Servicer and the Collateral Interest Holder (the "Loan Agreement") to reduce the Collateral Interest to the Required Collateral Interest. During the Controlled Accumulation Period, the portion of Available Investor Principal Collections not applied to Class A Monthly Principal, Class B Monthly Principal or Collateral Monthly Principal on a Transfer Date will generally be treated as Shared Principal Collections.

  "Available Investor Principal Collections" means, with respect to any Monthly Period, an amount equal to the sum of (a) (i) collections of Principal Receivables received during such Monthly Period and certain other amounts allocable to the Investor Interest, minus (ii) the amount of Reallocated Principal Collections with respect to such Monthly Period used to fund the Required Amount, plus (b) any Shared Principal Collections with respect to other Series in Group One that are allocated to the Series of the Trust represented by the Certificates and the Collateral Interest ("Series 1998-J").

  On each Distribution Date with respect to the Rapid Amortization Period, the Class A Certificateholders will be entitled to receive Available Investor Principal Collections for the related Monthly Period in an amount up to the Class A Investor Interest until the earliest of the date the Class A Certificates are paid in full, the Series 1998-J Termination Date and the Trust Termination Date. After payment in full of the Class A Investor Interest, the Class B Certificateholders will be entitled to receive, on each Distribution Date with respect to the Rapid Amortization Period, Available Investor Principal Collections for the related Monthly Period in an amount up to the Class B Investor Interest until the earliest of the date the Class B Certificates are paid in full, the Series 1998-J Termination Date and the Trust Termination Date. After payment in full of the Class B Investor Interest, the Collateral Interest Holder will be entitled to receive on each Transfer Date (other than the Transfer Date immediately prior to the Series 1998-J Termination Date) and on the Series 1998-J Termination Date, Available Investor Principal Collections until the earliest of the date the Collateral Interest is paid in full, the Series 1998-J Termination Date and the Trust Termination Date. See "--Pay Out Events" below for a discussion of events which might lead to the commencement of the Rapid Amortization Period.

POSTPONEMENT OF CONTROLLED ACCUMULATION PERIOD

  Upon written notice to the Trustee, the Servicer may elect to postpone the commencement of the Controlled Accumulation Period, and extend the length of the Revolving Period, subject to certain conditions including those set forth below. The Servicer may make such election only if the Accumulation Period Length (determined as described below) is less than twelve months. On the Determination Date immediately preceding the August 2002 Distribution Date, and each Determination Date thereafter, until the Controlled Accumulation Period begins, the Servicer will determine the "Accumulation Period Length," which is the number of whole months expected to be required to fully fund the Principal Funding Account no later than the Scheduled Payment Date, based on (a) the expected monthly collections of Principal Receivables expected to be distributable to the certificateholders of all Series (excluding certain other Series), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding twelve months and
(b) the amount of principal expected to be distributable to certificateholders of all Series (excluding certain other Series) which are not expected to be in their revolving periods during the Controlled Accumulation Period; provided, however, that the calculation of Accumulation Period Length may be changed at any time if the Rating Agency Condition is satisfied. If the Accumulation Period Length is less than twelve months, the Servicer may, at its option, postpone the commencement of the Controlled Accumulation Period such that the number of months included in the Controlled Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Controlled Accumulation Period based on the investor interest of certain other Series which are scheduled to be in their revolving periods during the Controlled Accumulation Period and on increases in the principal payment rate occurring after the Closing Date. The length of the Controlled Accumulation Period will not be determined to be less than one month.

  "Rating Agency Condition" means the notification in writing by each Rating Agency to the Seller, the Servicer and the Trustee that a proposed action will not result in any Rating Agency reducing or withdrawing its then existing rating of the investor certificates of any outstanding Series or Class of a Series with respect to which it is a Rating Agency.

SUBORDINATION

  The Class B Certificates and the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. In addition, the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates. Certain principal payments otherwise allocable to the Class B Certificateholders may be reallocated to cover amounts in respect of the Class A Certificates and the Class B Investor Interest may be reduced if the Collateral Interest is equal to zero. Similarly, certain principal payments allocable to the Collateral Interest may be reallocated to cover amounts in respect of the Class A Certificates and the Class B Certificates and the Collateral Interest may be reduced. To the extent the Class B Investor Interest is reduced, the percentage of collections of Finance Charge Receivables allocated to the Class B Certificates in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Investor Interest is not reimbursed, the amount of principal distributable to, and the amounts available to be distributed with respect to interest on, the Class B Certificateholders will be reduced. See "--Allocation Percentages," "-- Reallocation of Cash Flows" and "--Application of Collections--Excess Spread" in this Prospectus Supplement.

ALLOCATION PERCENTAGES

  Pursuant to the Agreement, with respect to each Monthly Period the Servicer will allocate among the Investor Interest, the investor interest for all other Series issued and outstanding and the Seller Interest, all amounts collected on Finance Charge Receivables, all amounts collected on Principal Receivables and all Default Amounts with respect to such Monthly Period. Each "Monthly Period" will be the period from and including the first day of a calendar month to and including the last day of such calendar month (other than the initial Monthly Period, which will commence on and include the Closing Date and end on and include November 30, 1998).

  Collections of Finance Charge Receivables and Default Amounts at any time and collections of Principal Receivables during the Revolving Period will be allocated to the Investor Interest based on the Floating Investor Percentage. The "Floating Investor Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the initial Investor Interest) and the denominator of which is the greater of (x) the aggregate amount of Principal Receivables as of the close of business on the last day of the preceding Monthly Period (or with respect to the first calendar month in the first Monthly Period, the aggregate amount of Principal Receivables as of the close of business on the day immediately preceding the Closing Date and with respect to the second calendar month in the first Monthly Period, the aggregate amount of Principal Receivables as of the close of business on the last day of the first calendar month in the first Monthly Period) and (y) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Finance Charge Receivables, Default Amounts or Principal Receivables, as applicable, for all outstanding Series on such date of determination; provided, however, that with respect to any Monthly Period in which an Addition Date occurs or in which a Removal Date occurs on which, if any Series has been paid in full, Principal Receivables in an aggregate amount approximately equal to the initial investor interest of such Series are removed from the Trust, the amount in clause (x) above shall be (i) the aggregate amount of Principal Receivables in the Trust as of the close of business on the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the related Addition Date or Removal Date and (ii) the aggregate amount of Principal Receivables in the Trust as of the beginning of the day on the related Addition Date or Removal Date after adjusting for the aggregate amount of Principal Receivables added to or removed from the Trust on the related Addition Date or Removal Date, as the case may be, for the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period. Such amounts so allocated will be further allocated between the Class A Certificateholders, Class B Certificateholders and the Collateral Interest Holder based on the Class A Floating Allocation, the Class B Floating Allocation and the Collateral Floating Allocation, respectively. The "Class A Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day. The "Class B Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day. The "Collateral Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day.

  Collections of Principal Receivables during the Controlled Accumulation Period and Rapid Amortization Period will be allocated to the Investor Interest based on the Fixed Investor Percentage. The "Fixed Investor Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is the greater of (x) the aggregate amount of Principal Receivables as of the close of business on the last day of the prior Monthly Period and (y) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Principal Receivables for all outstanding Series for such Monthly Period; provided, however, that with respect to any Monthly Period in which an Addition Date occurs or in which a Removal Date occurs on which, if any Series has been paid in full, Principal Receivables in an aggregate amount approximately equal to the initial investor interest of such Series are removed from the Trust, the amount in clause (x) above shall be (i) the aggregate amount of Principal Receivables in the Trust as of the close of business on the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the related Addition Date or Removal Date and (ii) the aggregate amount of Principal Receivables in the Trust at the beginning of the day on the related Addition Date or Removal Date after adjusting for the aggregate amount of Principal Receivables added to or removed from the Trust on the related Addition Date or Removal Date, as the case may be, for the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period. Such amounts so allocated will be further allocated between the Class A Certificateholders, the Class B Certificateholders and the Collateral Interest Holder based on the Class A Fixed Allocation, the Class B Fixed Allocation and the Collateral Fixed Allocation, respectively. The "Class A Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Investor Interest as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period. The "Class B Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Investor Interest as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period. The "Collateral Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Interest as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period.

  "Class A Investor Interest" for any date means an amount equal to (a) the aggregate initial principal amount of the Class A Certificates, minus (b) the aggregate amount of principal payments made to Class A Certificateholders prior to such date, minus (c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all Transfer Dates preceding such date over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Transfer Dates preceding such date; provided, however, that the Class A Investor Interest may not be reduced below zero.

  "Class B Investor Interest" for any date means an amount equal to (a) the aggregate initial principal amount of the Class B Certificates, minus (b) the aggregate amount of principal payments made to Class B Certificateholders prior to such date, minus (c) the aggregate amount of Class B Investor Charge-Offs for all prior Transfer Dates, minus (d) the aggregate amount of Reallocated Class B Principal Collections for all prior Transfer Dates for which the Collateral Interest has not been reduced, minus (e) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced to fund the Class A Investor Default Amount on all prior Transfer Dates as described under "--Defaulted Receivables; Investor Charge-Offs" in this Prospectus Supplement, and plus (f) the aggregate amount of Excess Spread allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and
(e); provided, however, that the Class B Investor Interest may not be reduced below zero.

  "Collateral Interest" for any date means an amount equal to (a) $45,000,000 (the "Initial Collateral Interest"), minus (b) the aggregate amount of principal payments made to the Collateral Interest Holder prior to such date, minus (c) the aggregate amount of Collateral Charge-Offs for all prior Transfer Dates, minus (d) the aggregate amount of Reallocated Principal Collections for all prior Transfer Dates, minus (e) an amount equal to the aggregate amount by which the Collateral Interest has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Transfer Dates as described under "--Defaulted Receivables; Investor Charge-Offs" in this Prospectus Supplement, and plus (f) the aggregate amount of Excess Spread allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and
(e); provided, however, that the Collateral Interest may not be reduced below zero.

  "Investor Interest," for any date of determination, means an amount equal to the sum of (a) the Class A Investor Interest, (b) the Class B Investor Interest and (c) the Collateral Interest.

  "Class A Adjusted Investor Interest," for any date of determination, means an amount equal to the Class A Investor Interest, minus the funds on deposit in the Principal Funding Account on such date (up to the Class A Investor Interest).

  "Class B Adjusted Investor Interest," for any date of determination, means an amount equal to the Class B Investor Interest, minus the funds on deposit in the Principal Funding Account in excess of the Class A Investor Interest on such date (up to the Class B Investor Interest).

  "Adjusted Investor Interest," for any date of determination, means the sum of
(a) the Class A Adjusted Investor Interest, (b) the Class B Adjusted Investor Interest and (c) the Collateral Interest.

REALLOCATION OF CASH FLOWS

  With respect to each Transfer Date, the Servicer will determine the amount (the "Class A Required Amount"), which will be equal to the amount, if any, by which the sum of (a) Class A Monthly Interest due on the related Distribution Date and overdue Class A Monthly Interest and Class A Additional Interest, if any, (b) the Class A Servicing Fee for the related Monthly Period and overdue Class A Servicing Fee, if any, and (c) the Class A Investor Default Amount, if any, for the related Monthly Period exceeds the Class A Available Funds for the related Monthly Period. If the Class A Required Amount is greater than zero, Excess Spread allocated to Series 1998-J and available for such purpose will be used to fund the Class A Required Amount with respect to such Transfer Date. If such Excess Spread is insufficient to fund the Class A Required Amount, first, Reallocated Collateral Principal Collections and, then, Reallocated Class B Principal Collections will be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to the related Monthly Period, together with Excess Spread, are insufficient to fund the remaining Class A Required Amount for such related Monthly Period, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections for which the Collateral Interest was not reduced on such Transfer Date) will be reduced by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Monthly Period over the amount of such reduction, if any, of the Collateral Interest with respect to such Monthly Period). In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero (but not by more than the excess, if any, of the Class A Investor Default Amount for such Monthly Period over the amount of the reductions, if any, of the Collateral Interest and the Class B Investor Interest with respect to such Monthly Period). Any such reduction in the Class A Investor Interest will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. In such case, the Class A Certificateholders will bear directly the credit and other risks associated with their interests in the Trust. See "--Defaulted Receivables; Investor Charge-Offs" in this Prospectus Supplement.

  With respect to each Transfer Date, the Servicer will determine the amount (the "Class B Required Amount"), which will be equal to the sum of (a) the amount, if any, by which the sum of (i) Class B Monthly Interest due on the related Distribution Date and overdue Class B Monthly Interest and Class B Additional Interest, if any, and (ii) the Class B Servicing Fee for the related Monthly Period and overdue Class B Servicing Fee, if any, exceeds the Class B Available Funds for the related Monthly Period and (b) the Class B Investor Default Amount, if any, for the related Monthly Period. If the Class B Required Amount is greater than zero, Excess Spread allocated to Series 1998-J not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to fund the Class B Required Amount with respect to such Transfer Date. If such Excess Spread is insufficient to fund the Class B Required Amount, Reallocated

Collateral Principal Collections not required to fund the Class A Required Amount for the related Monthly Period will be used to fund the remaining Class B Required Amount. If such Reallocated Collateral Principal Collections with respect to the related Monthly Period are insufficient to fund the remaining Class B Required Amount, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date and after any adjustments made thereto for the benefit of the Class A Certificateholders) will be reduced by the amount of such deficiency (but not by more than the Class B Investor Default Amount for such Monthly Period). In the event that such a reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess of the Class B Investor Default Amount for such Monthly Period over the amount of such reduction of the Collateral Interest), and the Class B Certificateholders will bear directly the credit and other risks associated with their interests in the Trust. See "--Defaulted Receivables; Investor Charge-Offs" in this Prospectus Supplement.

  Reductions of the Class A Investor Interest or Class B Investor Interest described above shall be reimbursed by, and the Class A Investor Interest or Class B Investor Interest increased to the extent of, Excess Spread available for such purposes on each Transfer Date. See "--Application of Collections-- Excess Spread" in this Prospectus Supplement. When such reductions of the Class A Investor Interest and Class B Investor Interest have been fully reimbursed, reductions of the Collateral Interest shall be reimbursed until reimbursed in full in a similar manner.

  "Required Amount" for any Monthly Period means the sum of (a) the Class A Required Amount and (b) the Class B Required Amount, each for such Monthly Period.

  "Reallocated Class B Principal Collections" for any Monthly Period means collections of Principal Receivables allocable to the Class B Investor Interest for such Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount, if any; provided, however, that such amount will not exceed the Class B Investor Interest after giving effect to any Class B Investor Charge-Offs for the related Transfer Date.

  "Reallocated Collateral Principal Collections" for any Monthly Period means collections of Principal Receivables allocable to the Collateral Interest for such Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount and the Class B Required Amount, if any; provided, however, that such amount will not exceed the Collateral Interest after giving effect to any Collateral Charge-Offs for the related Transfer Date.

  "Reallocated Principal Collections" for any Monthly Period means the sum of
(a) the Reallocated Class B Principal Collections for such Monthly Period, if any, and (b) the Reallocated Collateral Principal Collections for such Monthly Period, if any.

APPLICATION OF COLLECTIONS

  Allocations. Except as otherwise provided below, the Servicer will deposit into the Collection Account, no later than the second business day following the date of processing, any payment collected by the Servicer on the Receivables. On the same day as any such deposit is made, the Servicer will make the deposits and payments to the accounts and parties as indicated below; provided, however, that for as long as MBNA remains the Servicer under the Agreement and (a)(i) the Servicer provides to the Trustee a letter of credit covering the risk of collection of the Servicer and (ii) the Seller shall not have received a notice from the Rating Agency that such letter of credit would result in the lowering of such Rating Agency's then-existing rating of any Series then outstanding or (b) the Servicer has and maintains a certificate of deposit rating of P-1 by Moody's and of A-1 by Standard & Poor's and deposit insurance provided by either BIF or SAIF, then the Servicer may make such deposits and payments on the business day immediately prior to the Distribution Date (the "Transfer Date") in an amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied.

  With respect to Series 1998-J, and notwithstanding anything in the Agreement to the contrary, whether the Servicer is required to make monthly or daily deposits from the Collection Account into the Finance Charge Account or the Principal Account, with respect to any Monthly Period, (i) the Servicer will only be required to deposit Collections from the Collection Account into the Finance Charge Account or the Principal Account up to the required amount to be deposited into any such deposit account or, without duplication, distributed on or prior to the related Distribution Date to the Certificateholders or to the Collateral Interest Holder and (ii) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account.

  Payment of Interest, Fees and Other Items. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will apply the Class A Available Funds, Class B Available Funds and Collateral Available Funds in the Finance Charge Account in the following priority:

    (a) On each Transfer Date, an amount equal to the Class A Available Funds will be distributed in the following priority:

      (i) an amount equal to Class A Monthly Interest for the related Distribution Date, plus the amount of any overdue Class A Monthly Interest and Class A Additional Interest thereon, if any, will be deposited into the Distribution Account for distribution to Class A Certificateholders on such Distribution Date;

      (ii) an amount equal to the Class A Servicing Fee for the related Monthly Period, plus the amount of any overdue Class A Servicing Fee, will be paid to the Servicer;

      (iii) an amount equal to the Class A Investor Default Amount, if any, for the related Monthly Period will be treated as a portion of Available Investor Principal Collections and deposited into the Principal Account for such Transfer Date; and

      (iv) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "--Excess Spread" in this Prospectus Supplement.

    (b) On each Transfer Date, an amount equal to the Class B Available Funds will be distributed in the following priority:

      (i) an amount equal to Class B Monthly Interest for the related Distribution Date, plus the amount of any overdue Class B Monthly Interest and Class B Additional Interest thereon, if any, will be deposited into the Distribution Account for distribution to Class B Certificateholders on such Distribution Date;

      (ii) an amount equal to the Class B Servicing Fee for the related Monthly Period, plus the amount of any overdue Class B Servicing Fee, will be paid to the Servicer; and

      (iii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "--Excess Spread" in this Prospectus Supplement.

    (c) On each Transfer Date, an amount equal to the Collateral Available Funds will be distributed in the following priority:

      (i) if MBNA or The Bank of New York is no longer the Servicer, an amount equal to the Collateral Interest Servicing Fee, plus the amount of any overdue Collateral Interest Servicing Fee, for the related Monthly Period will be paid to the Servicer; and

      (ii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "--Excess Spread" in this Prospectus Supplement.

  "Class A Monthly Interest" with respect to any Distribution Date will equal one-twelfth of the product of (a) the Class A Certificate Rate and (b) the outstanding principal balance of the Class A Certificates as of the related Record Date; provided, however, with respect to the first Distribution Date, Class A Monthly Interest will be equal to the interest accrued on the initial outstanding principal balance of the Class A Certificates at the Class A Certificate Rate for the period from and including the Closing Date through but excluding December 15, 1998.

  "Class B Monthly Interest" with respect to any Distribution Date will equal one-twelfth of the product of (a) the Class B Certificate Rate and (b) the outstanding principal balance of the Class B Certificates as of the related Record Date; provided, however, with respect to the first Distribution Date, Class B Monthly Interest will be equal to the interest accrued on the initial outstanding principal balance of the Class B Certificates at the Class B Certificate Rate for the period from and including the Closing Date through but excluding December 15, 1998.

  "Collateral Available Funds" means, with respect to any Monthly Period, an amount equal to the Collateral Floating Allocation of collections of Finance Charge Receivables and annual membership fees allocated to the Investor Interest with respect to such Monthly Period (excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange).

  "Excess Spread" means, with respect to any Transfer Date, an amount equal to the sum of the amounts described in clause (a)(iv), clause (b)(iii) and clause
(c)(ii) above.

  Excess Spread. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread with respect to the related Monthly Period, to make the following distributions in the following priority:

    (a) an amount equal to the Class A Required Amount, if any, with respect to such Transfer Date will be used to fund the Class A Required Amount; provided, however, that in the event the Class A Required Amount for such Transfer Date exceeds the amount of Excess Spread, such Excess Spread shall be applied first to pay amounts due with respect to such Transfer Date pursuant to clause (a)(i) above under "--Payment of Interest, Fees and Other Items," second to pay amounts due with respect to such Transfer Date pursuant to clause (a)(ii) above under "--Payment of Interest, Fees and Other Items" and third to pay amounts due with respect to such Transfer Date pursuant to clause (a)(iii) above under "--Payment of Interest, Fees and Other Items";

    (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed (after giving effect to the allocation on such Transfer Date of certain other amounts applied for that purpose) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

    (c) an amount equal to the Class B Required Amount, if any, with respect to such Transfer Date will be used to fund the Class B Required Amount and will be applied first to pay amounts due with respect to such Transfer Date pursuant to clause (b)(i) above under "--Payment of Interest, Fees and Other Items," second to pay amounts due with respect to such Transfer Date pursuant to clause (b)(ii) above under "--Payment of Interest, Fees and Other Items" and third, the amount remaining, up to the Class B Investor Default Amount, will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

    (d) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced below the initial Class B Investor Interest for reasons other than the payment of principal to the Class B Certificateholders (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

    (e) an amount equal to the Collateral Monthly Interest for such Transfer Date, plus the amount of any Collateral Monthly Interest previously due but not distributed to the Collateral Interest Holder on a prior Transfer Date, will be distributed to the Collateral Interest Holder for distribution in accordance with the Loan Agreement;

    (f) if MBNA or The Bank of New York is the Servicer, an amount equal to the Collateral Interest Servicing Fee, plus the amount of any overdue Collateral Interest Servicing Fee, for the related Monthly Period will be paid to the Servicer;

    (g) an amount equal to the aggregate Collateral Default Amount, if any, for such Transfer Date will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

    (h) an amount equal to the aggregate amount by which the Collateral Interest has been reduced below the Required Collateral Interest for reasons other than the payment of principal to the Collateral Interest Holder (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

    (i) on each Transfer Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described under "--Reserve Account" in this Prospectus Supplement, an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount shall be deposited into the Reserve Account; and

    (j) the balance, if any, after giving effect to the payments made pursuant to subparagraphs (a) through (i) above shall be applied in accordance with the Loan Agreement.

  "Collateral Monthly Interest" with respect to any Transfer Date will equal the product of (a) an amount equal to the London interbank offered rate for one-month United States dollar deposits plus 1.50% per annum, or such lesser amount as may be designated in the Loan Agreement (the "Collateral Rate"), (b) the actual number of days in the related Interest Period divided by 360 and (c) the Collateral Interest as of the related Record Date or, with respect to the first Transfer Date, the Initial Collateral Interest. The Trustee will determine the London interbank offered rate for one-month United States dollar deposits with respect to the Collateral Interest for each Interest Period on the second business day prior to the Transfer Date on which such Interest Period commences.

  Payments of Principal. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute Available Investor Principal Collections (see "--Principal Payments" above) on deposit in the Principal Account in the following priority:

    (a) on each Transfer Date with respect to the Revolving Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:

      (i) an amount equal to the Collateral Monthly Principal will be paid to the Collateral Interest Holder in accordance with the Loan
    Agreement; and

      (ii) the balance will be treated as Shared Principal Collections and applied as described under "Description of Series Provisions--Shared Principal Collections" in this Prospectus Supplement and "Description of the Certificates--Shared Principal Collections" in the accompanying Prospectus;

    (b) on each Transfer Date with respect to the Controlled Accumulation Period and the Rapid Amortization Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:

      (i) an amount equal to Class A Monthly Principal will be deposited in the Principal Funding Account (during the Controlled Accumulation Period) or distributed (on the related Distribution Date) to the Class A Certificateholders (during the Rapid Amortization Period); and

      (ii) an amount equal to Class B Monthly Principal will be, after an amount equal to the Class A Investor Interest has been deposited in the Principal Funding Account (taking into account deposits to be made on such Transfer Date), deposited in the Principal Funding Account (during the Controlled Accumulation Period) or, after the Class A Investor Interest has been paid in full (taking into account payments to be made on the related Distribution Date), distributed (on the related Distribution Date) to the Class B Certificateholders (during the Rapid Amortization Period);

    (c) on each Transfer Date with respect to the Controlled Accumulation Period and the Rapid Amortization Period in which a reduction in the Required Collateral Interest has occurred, Available Investor Principal Collections not applied to Class A Monthly Principal or Class B Monthly Principal will be applied to reduce the Collateral Interest to the Required Collateral Interest; and

    (d) on each Transfer Date with respect to the Controlled Accumulation Period and the Rapid Amortization Period, the balance of Available Investor Principal Collections not applied pursuant to (b) and (c) above, if any, will be treated as Shared Principal Collections and applied as described under "Description of Series Provisions--Shared Principal Collections" in this Prospectus Supplement and "Description of the Certificates--Shared Principal Collections" in the accompanying Prospectus.

  "Class A Monthly Principal" with respect to any Transfer Date relating to (a) the Controlled Accumulation Period, prior to the deposit in full of an amount equal to the Class A Investor Interest in the Principal Funding Account, or (b) the Rapid Amortization Period, prior to the payment in full of the Class A Investor Interest, will equal the least of (i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date, (ii) for each Transfer Date with respect to the Controlled Accumulation Period, the Controlled Deposit Amount for such Transfer Date and (iii) the Class A Adjusted Investor Interest prior to any deposits on such Transfer Date.

  "Class B Monthly Principal" with respect to any Transfer Date relating to (a) the Controlled Accumulation Period, beginning with the Transfer Date on which an amount equal to the Class A Investor Interest has been deposited in the Principal Funding Account (after taking into account deposits to be made on such Transfer Date), or (b) the Rapid Amortization Period, beginning with the Transfer Date immediately preceding the Distribution Date on which the Class A Certificates will be paid in full (after taking into account payments to be made on the related Distribution Date), will equal the least of (i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Transfer Date), (ii) for each Transfer Date with respect to the Controlled Accumulation Period, prior to the Scheduled Payment Date, the Controlled Deposit Amount for such Transfer Date (minus the Class A Monthly Principal with respect to such Transfer Date) and (iii) the Class B Adjusted Investor Interest prior to any deposits on such Transfer Date.

  "Collateral Monthly Principal" means (a) with respect to any Transfer Date relating to the Revolving Period following any reduction of the Required Collateral Interest pursuant to clause (3) of the proviso in the definition thereof, an amount equal to the lesser of (i) the excess, if any, of the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments thereto for the benefit of Class A Certificateholders and Class B Certificateholders on such Transfer Date) over the Required Collateral Interest on such Transfer Date and (ii) the Available Investor Principal Collections on such Transfer Date or (b) with respect to any Transfer Date relating to the Controlled Accumulation Period or the Rapid Amortization Period, an amount equal to the lesser of (i) the excess, if any, of the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments thereto for the benefit of Class A Certificateholders and Class B Certificateholders on such Transfer
Date) over the Required Collateral Interest on such Transfer Date and (ii) the excess, if any, of (A) the Available Investor Principal Collections on such Transfer Date over (B) the sum of the Class A Monthly Principal and the Class B Monthly Principal for such Transfer Date.

  "Controlled Accumulation Amount" means for any Transfer Date with respect to the Controlled Accumulation Period, $58,750,000; provided, however, that if the commencement of the Controlled Accumulation Period is delayed as described above under "--Postponement of Controlled Accumulation Period," the Controlled Accumulation Amount may be higher than the amount stated above for each Transfer

Date with respect to the Controlled Accumulation Period and will be determined by the Servicer in accordance with the Agreement based on the principal payment rates for the Accounts and on the investor interests of other Series (other than certain excluded Series) which are scheduled to be in their revolving periods and then scheduled to create Shared Principal Collections during the Controlled Accumulation Period.

  "Accumulation Shortfall" means (a) on the first Transfer Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Transfer Date over the amount deposited in the Principal Funding Account on such Transfer Date and (b) on each subsequent Transfer Date with respect to the Controlled Accumulation Period, the excess, if any, of the applicable Controlled Accumulation Amount for such subsequent Transfer Date plus any Accumulation Shortfall for the prior Transfer Date over the amount deposited in the Principal Funding Account on such subsequent Transfer Date.

SHARED PRINCIPAL COLLECTIONS

  Collections of Principal Receivables for any Monthly Period allocated to the Investor Interest will first be used to cover, with respect to any Monthly Period during the Controlled Accumulation Period, deposits of the applicable Controlled Deposit Amount to the Principal Funding Account or the Distribution Account, and during the Rapid Amortization Period, payments to the Certificateholders and then under certain circumstances payments to the Collateral Interest Holder. The Servicer will determine the amount of collections of Principal Receivables for any Monthly Period allocated to the Investor Interest remaining after covering required payments to the Certificateholders and the Collateral Interest Holder and any similar amount remaining for any other Series in Group One ("Shared Principal Collections"). The Servicer will allocate the Shared Principal Collections to cover any scheduled or permitted principal distributions to certificateholders and deposits to principal funding accounts, if any, for any Series in Group One which have not been covered out of the collections of Principal Receivables allocable to such Series and certain other amounts for such Series ("Principal Shortfalls"). Shared Principal Collections will not be used to cover investor charge-offs for any Series. If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated pro rata among the applicable Series in Group One based on the relative amounts of Principal Shortfalls. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will, subject to certain limitations, be paid to the holder of the Seller Interest.

REQUIRED COLLATERAL INTEREST

  The "Required Collateral Interest" with respect to any Transfer Date means
(i) initially $45,000,000 and (ii) thereafter on each Transfer Date an amount equal to 6% of the sum of the Class A Adjusted Investor Interest and the Class B Adjusted Investor Interest on such Transfer Date, after taking into account deposits into the Principal Funding Account on such Transfer Date and payments to be made on the related Distribution Date, and the Collateral Interest on the prior Transfer Date after any adjustments made on such prior Transfer Date, but not less than $22,500,000; provided, however, that (1) if certain reductions in the Collateral Interest are made or if a Pay Out Event occurs, the Required Collateral Interest for such Transfer Date shall equal the Required Collateral Interest for the Transfer Date immediately preceding the occurrence of such reduction or Pay Out Event, (2) in no event shall the Required Collateral Interest exceed the unpaid principal amount of the Certificates as of the last day of the Monthly Period preceding such Transfer Date after taking into account payments to be made on the related Distribution Date and (3) the Required Collateral Interest may be reduced to a lesser amount at any time if the Rating Agency Condition is satisfied.

  With respect to any Transfer Date, if the Collateral Interest is less than the Required Collateral Interest, certain Excess Spread, if available, will be allocated to increase the Collateral Interest to the extent of such shortfall. Any of such Excess Spread not required to be so allocated or deposited into the Reserve Account with respect to any Transfer Date will be applied in accordance with the Loan Agreement. See "--Application of Collections--Excess Spread" in this Prospectus Supplement.

DEFAULTED RECEIVABLES; INVESTOR CHARGE-OFFS

  On or before each Transfer Date, the Servicer will calculate the Aggregate Investor Default Amount for the preceding Monthly Period. The term "Aggregate Investor Default Amount" means, for any Monthly Period, the sum of the Investor Default Amounts for such Monthly Period. The term "Investor Default Amount" means, for any Receivable, the product of (a) the Floating Investor Percentage on the day the applicable Account became a Defaulted Account and (b) the aggregate amount of Principal Receivables (other than Ineligible Receivables) in such account on the day such Account became a Defaulted Account (the "Default Amount"). A portion of the Aggregate Investor Default Amount will be allocated to the Class A Certificateholders (the "Class A Investor Default Amount") on each Transfer Date in an amount equal to the product of the Class A Floating Allocation applicable during the related Monthly Period and the Aggregate Investor Default Amount for such Monthly Period. A portion of the Aggregate Investor Default Amount will be allocated to the Class B Certificateholders (the "Class B Investor Default Amount") on each Transfer Date in an amount equal to the product of the Class B Floating Allocation applicable during the related Monthly Period and the Aggregate Investor Default Amount for such Monthly Period. A portion of the Aggregate Investor Default Amount will be allocated to the Collateral Interest Holder (the "Collateral Default Amount") on each Transfer Date in an amount equal to the product of the Collateral Floating Allocation applicable during the related Monthly Period and the Aggregate Investor Default Amount for such Monthly Period.

  On each Transfer Date, if the Class A Investor Default Amount for such Transfer Date exceeds the amount of Class A Available Funds, Excess Spread and Reallocated Principal Collections available to fund such amount with respect to the Monthly Period immediately preceding such Transfer Date as described under "--Application of Collections--Excess Spread" in this Prospectus Supplement, the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such excess, but not more than the lesser of the Class A Investor Default Amount and the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date) for such Transfer Date. In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections on such Transfer Date for which the Collateral Interest is not reduced) will be reduced by the amount by which the Collateral Interest would have been reduced below zero. In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero, and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero, but not more than the Class A Investor Default Amount for such Transfer Date (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. If the Class A Investor Interest has been reduced by the amount of any Class A Investor Charge-Offs, it will be reimbursed on any Transfer Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread allocated and available for such purpose as described under "-- Application of Collections--Excess Spread" in this Prospectus Supplement.

  On each Transfer Date, if the Class B Investor Default Amount for such Transfer Date exceeds the amount of Excess Spread and Reallocated Collateral Principal Collections which are allocated and available to fund such amount with respect to the Monthly Period preceding such Transfer Date as described under "--Application of Collections--Excess Spread" in this Prospectus Supplement, the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) will be reduced by the amount of such excess but not more than the lesser of the Class B Investor Default Amount and the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) for such Transfer Date. In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest would have been reduced below zero, but not more than the Class B Investor Default Amount for such Transfer Date (a "Class B Investor Charge-Off"). The Class B Investor Interest will also be reduced by the amount of Reallocated Class B Principal Collections in excess of the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Collateral Principal Collections on such Transfer Date) and the amount of any portion of the Class B Investor Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest. The Class B Investor Interest will thereafter be reimbursed (but not in excess of the unpaid principal balance of the Class B Certificates) on any Transfer Date by the amount of Excess Spread allocated and available for that purpose as described under "--Application of Collections--Excess Spread" in this Prospectus Supplement.

  On each Transfer Date, if the Collateral Default Amount for such Transfer Date exceeds the amount of Excess Spread which is allocated and available to fund such amount as described under "--Application of Collections--Excess Spread" in this Prospectus Supplement, the Collateral Interest will be reduced by the amount of such excess but not more than the lesser of the Collateral Default Amount and the Collateral Interest for such Transfer Date (a "Collateral Charge-Off"). The Collateral Interest will also be reduced by the amount of Reallocated Principal Collections and the amount of any portion of the Collateral Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest or to the Class B Certificates to avoid a reduction in the Class B Investor Interest. The Collateral Interest will thereafter be reimbursed on any Transfer Date by the amount of Excess Spread allocated and available for that purpose as described under "-- Application of Collections--Excess Spread" in this Prospectus Supplement.

PRINCIPAL FUNDING ACCOUNT

  Pursuant to the Series 1998-J Supplement, the Trustee will establish and maintain with a Qualified Institution the principal funding account as a segregated trust account held for the benefit of the Certificateholders (the "Principal Funding Account"). During the Controlled Accumulation Period, the Trustee at the direction of the Servicer shall transfer collections in respect of Principal Receivables (other than Reallocated Principal Collections) and Shared Principal Collections from other Series, if any, allocated to the Series 1998-J Certificates from the Principal Account to the Principal Funding Account as described under "--Application of Collections" in this Prospectus Supplement.

  Funds on deposit in the Principal Funding Account will be invested to the following Transfer Date by the Trustee at the direction of the Servicer in Permitted Investments. Investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "Principal Funding Investment Proceeds") will be used to pay interest in an amount up to, for each Transfer Date, the sum of (a) with respect to the Class A Certificates, one-twelfth of the product of (i) the Class A Certificate Rate and (ii) the aggregate amount on deposit in the Principal Funding Account with respect to Class A Monthly Principal as of the Record Date immediately preceding such Transfer Date, and (b) with respect to the Class B Certificates, one-twelfth of the product of (i) the Class B Certificate Rate and (ii) the aggregate amount on deposit in the Principal Funding Account with respect to Class B Monthly Principal as of the Record Date immediately preceding such Transfer Date (such sum, the "Covered Amount"). If, for any Transfer Date, the Principal Funding Investment Proceeds are less than the Covered Amount, the amount of such deficiency (the "Principal Funding Investment Shortfall") shall be withdrawn, to the extent required and available, from the Reserve Account and deposited in the Finance Charge Account and included as Class A Available Funds or Class B Available Funds, as applicable, for such Transfer Date.

RESERVE ACCOUNT

  Pursuant to the Series 1998-J Supplement, the Trustee will establish and maintain with a Qualified Institution the reserve account as a segregated trust account held for the benefit of the Certificateholders (the "Reserve Account"). The Reserve Account is established to assist with the subsequent distribution of interest on the Certificates during the Controlled Accumulation Period and on the first Transfer Date with respect to the Rapid Amortization Period. On each Transfer Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread allocated to the Certificates (to the extent described above under "--Application of Collections--Excess Spread" in this Prospectus Supplement) to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "Reserve Account Funding Date" will be the Transfer Date with respect to the Monthly Period which commences no later than three months prior to the commencement of the Controlled Accumulation Period, or such earlier date as the Servicer may determine. The "Required Reserve Account Amount" for any Transfer Date on or after the Reserve Account Funding Date will be equal to (a) 0.5% of the outstanding principal balance of the Class A Certificates or (b) any other amount designated by the Seller; provided, however, that if such designation is of a lesser amount, the Seller shall have provided the Servicer, the Collateral Interest Holder and the Trustee with evidence that the Rating Agency Condition has been satisfied and the Seller shall have delivered to the Trustee a certificate of an authorized officer of the Seller to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Seller, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to Series 1998-J. On each Transfer Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Transfer Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and shall distribute such excess to the Collateral Interest Holder for application in accordance with the Loan Agreement.

  Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account on any Transfer Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Transfer Date) will be invested to the following Transfer Date by the Trustee at the direction of the Servicer in Permitted Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit is less than the Required Reserve Account Amount) or deposited in the Finance Charge Account and treated as Class A Available Funds.

  On or before each Transfer Date with respect to the Controlled Accumulation Period and on the first Transfer Date with respect to the Rapid Amortization Period, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Finance Charge Account and included as Class A Available Funds or Class B Available Funds, as provided in the Series 1998-J Supplement, for such Transfer Date in an aggregate amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Transfer Date and (b) the Principal Funding Investment Shortfall with respect to such Transfer Date; provided, however, that the amount of such withdrawal shall be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Transfer Date. On each Transfer Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Transfer Date) and the Required Reserve Account Amount for such Transfer Date.

  The Reserve Account will be terminated upon the earliest to occur of (a) the termination of the Trust pursuant to the Agreement, (b) the first Transfer Date with respect to the Rapid Amortization Period and (c) the Transfer Date immediately preceding the Scheduled Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to the Collateral Interest Holder for application in accordance with the Loan Agreement. Any amounts withdrawn from the Reserve Account and distributed to the Collateral Interest Holder as described above will not be available for distribution to the Certificateholders.

PAY OUT EVENTS

  As described above, the Revolving Period will continue through August 31, 2002 (unless such date is postponed as described under "--Postponement of Controlled Accumulation Period" in this Prospectus

Supplement), unless a Pay Out Event occurs prior to such date. A "Pay Out Event" refers to any of the following events:

    (a) failure on the part of the Seller (i) to make any payment or deposit on the date required under the Agreement or the Series 1998-J Supplement (or within the applicable grace period which shall not exceed five days) or
  (ii) to observe or perform in any material respect any other covenants or agreements of the Seller set forth in the Agreement or the Series 1998-J Supplement, which failure has a material adverse effect on the Certificateholders (which determination shall be made without reference to whether any funds are available under the Collateral Interest) and which continues unremedied for a period of 60 days after written notice of such failure, requiring the same to be remedied, and continues to materially and adversely affect the interests of the Certificateholders (which determination shall be made without reference to whether any funds are available under the Collateral Interest) for such period;

    (b) any representation or warranty made by the Seller in the Agreement or the Series 1998-J Supplement, or any information required to be given by the Seller to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice of such failure, requiring the same to be remedied, and as a result of which the interests of the Certificateholders are materially and adversely affected (which determination shall be made without reference to whether any funds are available under the Collateral Interest) and continue to be materially and adversely affected for such period; provided, however, that a Pay Out Event pursuant to this subparagraph (b) shall not be deemed to occur thereunder if the Seller has accepted reassignment of the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the Trustee may specify) in accordance with the provisions of the Agreement;

    (c) the average of the Portfolio Yields for any three consecutive Monthly Periods is less than the average of the Base Rates for such period;

    (d) a failure by the Seller to convey Receivables arising under Additional Accounts, or Participations, to the Trust when required by the Agreement;

    (e) any Servicer Default occurs which would have a material adverse effect on the Certificateholders;

    (f) insufficient moneys available to pay the Class A Investor Interest and the Class B Investor Interest on the Scheduled Payment Date;

    (g) certain events of insolvency, conservatorship or receivership relating to the Seller;

    (h) the Seller becomes unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement; or

    (i) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

  In the case of any event described in clause (a), (b) or (e) above, a Pay Out Event will be deemed to have occurred with respect to the Certificates only if, after any applicable grace period, either the Trustee or the Certificateholders and the Collateral Interest Holder evidencing interests aggregating not less than 50% of the Investor Interest, by written notice to the Seller and the Servicer (and to the Trustee if given by the Certificateholders) declare that a Pay Out Event has occurred with respect to the Certificates as of the date of such notice. In the case of any event described in clause (g), (h) or (i), a Pay Out Event with respect to all Series then outstanding, and in the case of any event described in clause (c), (d) or (f), a Pay Out Event with respect to only the Certificates, will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders or all certificateholders, as appropriate, immediately upon the occurrence of such event. On the date on which a Pay Out Event is deemed to have occurred, the Rapid Amortization Period will commence. In such event, distributions of principal to the Certificateholders will begin on the first Distribution Date following the month in which such Pay Out Event occurred. If, because of the occurrence of a Pay Out Event, the Rapid Amortization Period begins on or prior to July 31, 2003, Certificateholders may begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates.

  See "Description of the Certificates--Pay Out Events" in the accompanying Prospectus for an additional discussion of the consequences of an insolvency, conservatorship or receivership of the Seller.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  The share of the Servicing Fee allocable to the Investor Interest with respect to any Transfer Date (the "Investor Servicing Fee") shall be equal to one-twelfth of the product of (a) 2.0% and (b) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, with respect to the first Transfer Date, the Investor Servicing Fee shall be equal to $1,333,333.33. On each Transfer Date, but only if MBNA or The Bank of New York is the Servicer, Servicer Interchange with respect to the related Monthly Period that is on deposit in the Finance Charge Account shall be withdrawn from the Finance Charge Account and paid to the Servicer in payment of a portion of the Investor Servicing Fee with respect to such Monthly Period. The "Servicer Interchange" for any Monthly Period for which MBNA or The Bank of New York is the Servicer will be an amount equal to the portion of collections of Finance Charge Receivables allocated to the Investor Interest with respect to such Monthly Period that is attributable to Interchange; provided, however, that Servicer Interchange for a Monthly Period shall not exceed one-twelfth of the product of (i) the Adjusted Investor Interest, as of the last day of such Monthly Period and (ii) 0.75%; provided further, however, that with respect to the first Transfer Date, the Servicer Interchange may equal but shall not exceed $500,000. In the case of any insufficiency of Servicer Interchange on deposit in the Finance Charge Account, a portion of the Investor Servicing Fee with respect to such Monthly Period will not be paid to the extent of such insufficiency and in no event shall the Trust, the Trustee, the Certificateholders or the Collateral Interest Holder be liable for the share of the Servicing Fee to be paid out of Servicer Interchange.

  The share of the Investor Servicing Fee allocable to the Class A Certificateholders with respect to any Transfer Date (the "Class A Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class A Floating Allocation, (b) 1.25%, or if MBNA or The Bank of New York is not the Servicer, 2.0% (the "Net Servicing Fee Rate") and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Class A Servicing Fee shall be equal to $733,333.33. The share of the Investor Servicing Fee allocable to the Class B Certificateholders with respect to any Transfer Date (the "Class B Servicing Fee") shall be equal to one-twelfth of the product of
(a) the Class B Floating Allocation, (b) the Net Servicing Fee Rate and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Class B Servicing Fee shall be equal to $50,000. The share of the Investor Servicing Fee allocable to the Collateral Interest Holder with respect to any Transfer Date (the "Collateral Interest Servicing Fee", together with the Class A Servicing Fee and the Class B Servicing Fee, the "Certificateholder Servicing Fee") shall be equal to one-twelfth of the product of (a) the Collateral Floating Allocation, (b) the Net Servicing Fee Rate and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Collateral Interest Servicing Fee shall be equal to $50,000. The remainder of the Servicing Fee shall be paid by the holder of the Seller Interest or other Series (as provided in the related Series Supplements) or, to the extent of any insufficiency of Servicer Interchange as described above, not be paid. In no event shall the Trust, the Trustee, the Certificateholders or the Collateral Interest Holder be liable for the share of the Servicing Fee to be paid out of Servicer Interchange. The Class A Servicing Fee and the Class B Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof as described under "--Application of Collections--Payment of Interest, Fees and Other Items" in this Prospectus Supplement.

  The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee and independent certified public accountants and other fees which are not expressly stated in the Agreement to be payable by the Trust, the Certificateholders or the Collateral Interest Holder other than federal, state and local income and franchise taxes, if any, of the Trust.

REPORTS TO CERTIFICATEHOLDERS

  On each Transfer Date, the Trustee will forward to each Certificateholder of record, a statement prepared by the Servicer setting forth the items described in "Description of the Certificates--Reports to Certificateholders" in the accompanying Prospectus. In addition, such statement will include certain information regarding the Principal Funding Account and the Collateral Interest, if any, for such Transfer Date.

AMENDMENTS

  In addition to being subject to amendment pursuant to any other provisions relating to amendments in either the Agreement or the Series 1998-J Supplement, the Series 1998-J Supplement may be amended by the Seller without the consent of the Servicer, the Trustee or any Certificateholder if the Seller provides the Trustee with (a) an opinion of counsel to the effect that such amendment or modification would reduce the risk that the Trust would be treated as taxable as a publicly traded partnership pursuant to section 7704 of the Internal Revenue Code of 1986, as amended (the "Code") and (b) a certificate that such amendment or modification would not materially and adversely affect any Certificateholder, provided, however, that no such amendment shall be deemed effective without the Trustee's consent, if the Trustee's rights, duties and obligations under the Series 1998-J Supplement are thereby modified. Promptly after the effectiveness of any such amendment, the Seller shall deliver a copy of such amendment to each of the Servicer, the Trustee and each Rating Agency described in the Series 1998-J Supplement.

                              ERISA CONSIDERATIONS

GENERAL

  Subject to the considerations described below and in the Prospectus, the Class A Certificates may be purchased by, on behalf of, or with "plan assets" of any employee benefit or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (each, a "Plan"). Any Plan fiduciary that proposes to cause a Plan to acquire any of the Class A Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Class A Certificates. See "ERISA Considerations" in the accompanying Prospectus.

  The Class B Certificates may not be acquired or held by, on behalf of, or with "plan assets" of any Plan, other than an insurance company investing assets of its general account. By its acceptance of a Class B Certificate, each Class B Certificateholder will be deemed to have represented and warranted that either (i) it is not and will not be a Plan or (ii) it is an insurance company, it acquired and will hold the Class B Certificates solely with assets of its general account, and such acquisition and holding satisfies the conditions applicable under Sections I and III of U.S. Department of Labor ("DOL") Prohibited Transaction Class Exemption 95-60.

PTE 98-13

  The DOL has issued an individual exemption, Prohibited Transaction Exemption 98-13 (Exemption Application No. D-10304), 63 Fed. Reg. 17020 (April 7, 1998), to MBNA (the "Exemption") relating to (1) the initial purchase, the holding and the subsequent resale by Plans of senior certificates representing an undivided interest in a credit card trust with respect to which MBNA is the sponsor; and
(2) the servicing, operation and management of such trust, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. The Exemption will apply to the acquisition, holding and resale of the Class A Certificates by, on behalf of, or with "plan assets" of a Plan, provided that certain conditions (certain of which are described below) are met.

  Among the conditions which must be satisfied for the Exemption to apply are the following:

    (1) The acquisition of the Class A Certificates by a Plan is on terms (including the price for such Class A Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

    (2) The rights and interests evidenced by the Class A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

    (3) The Class A Certificates acquired by the Plan have received a rating at the time of such acquisition in one of the two highest generic rating categories from a Rating Agency, provided that, notwithstanding such rating, credit support is provided to the Class A Certificates through a senior-subordinated structure or other form of third-party credit support which, at a minimum, represents 5% of the outstanding principal balance of the Class A Certificates at the time of such acquisition;

    (4) The Trustee is not an affiliate of the Underwriters, the Seller, the Servicer, any obligor whose receivables constitute more than 0.5% of the fair market value of the aggregate undivided interest in the Trust allocated to Series 1998-J, or any of their respective affiliates (the "Restricted Group");

    (5) The sum of all payments made to and retained by the Underwriters in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting such Class A Certificates; the consideration received by the Seller as a consequence of the assignment of Receivables to the Trust, to the extent allocable to the Class A Certificates, represents not more than the fair market value of such Receivables; and the sum of all payments made to and retained by the Servicer, to the extent allocable to the Class A Certificates, represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith;

    (6) The Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended;

    (7) The Trustee is a substantial financial institution or trust company experienced in trust activities, is familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA and, as the legal owner of (or holder of a perfected security interest in) the Receivables, enforces all the rights created in favor of the Certificateholders, including Plans;

    (8) Prior to the issuance of any new Series, confirmation is received from the Rating Agencies that such issuance will not result in the reduction or withdrawal of the then current rating of the Class A Certificates held by any Plan pursuant to the Exemption;

    (9) To protect against fraud, chargebacks or other dilution of the Receivables, the Agreement and the Rating Agencies require the Seller to maintain a Seller Interest of not less than 2% of the principal balance of the receivables contained in the Trust;

    (10) Each Receivable is an Eligible Receivable, based on criteria of the Rating Agencies and as specified in the Agreement, and the Agreement requires that any change in the terms of the cardholder agreements must be made applicable to the comparable segment of accounts owned or serviced by MBNA which are part of the same program or have the same or substantially similar characteristics;

    (11) The Agreement limits the number of newly originated Accounts to be designated to the Trust, unless the Rating Agencies otherwise consent in writing, to the following: (a) with respect to any three-month period, 15% of the number of existing Accounts designated to the Trust as of the first day of such period, and (b) with respect to any twelve-month period, 20% of the number of existing Accounts designated to the Trust as of the first day of such twelve-month period;

    (12) The Agreement requires the Seller to deliver an opinion of counsel semi-annually confirming the validity and perfection of the transfer of Receivables in newly originated Accounts to the Trust if such an opinion is not delivered with respect to each interim addition; and

    (13) The Agreement requires the Seller and the Trustee to receive confirmation from each Rating Agency that such Rating Agency will not reduce or withdraw its then current rating of the Class A Certificates as a result of (a) a proposed transfer of Receivables in newly originated Accounts to the Trust, or (b) the transfer of Receivables in all newly originated Accounts added to the Trust during the preceding three-month period (beginning at quarterly intervals specified in the Agreement and ending in the calendar month prior to the date such confirmation is issued), provided that a Rating Agency confirmation shall not be required under clause (b) for any three-month period in which any additions of Receivables in newly originated Accounts occurred only after receipt of prior Rating Agency confirmation pursuant to clause (a).

  The Seller believes that the Exemption will apply to the acquisition and holding of the Class A Certificates by Plans and that all conditions of the Exemption, other than those within the control of the investors, will be met.

  Any Plan fiduciary considering whether to purchase any Class A Certificates on behalf of, or with "plan assets" of, a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such investment. Among other things, before purchasing any Class A Certificates, a Plan fiduciary should make its own determination as to the availability of the relief provided in the Exemption and also consider the availability of any other prohibited transaction exemptions.

                                  UNDERWRITING

  Subject to the terms and conditions set forth in an underwriting agreement as supplemented by a terms agreement relating to the Class A Certificates (together, the "Class A Underwriting Agreement") between the Seller and the Class A Underwriters named below (the "Class A Underwriters"), and the terms and conditions set forth in an underwriting agreement as supplemented by a terms agreement relating to the Class B Certificates (together, the "Class B Underwriting Agreement," and together with the Class A Underwriting Agreement, the "Underwriting Agreement") between the Seller and the Class B Underwriter named below (the "Class B Underwriter," and together with the Class A Underwriters, the "Underwriters"), the Seller has agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase, the principal amount of the Certificates set forth opposite its name:

                                                            PRINCIPAL AMOUNT OF
CLASS A UNDERWRITERS                                        CLASS A CERTIFICATES
--------------------                                        --------------------
Goldman, Sachs & Co. ......................................     $330,000,000
Credit Suisse First Boston Corporation.....................      330,000,000
                                                                ------------
  Total....................................................     $660,000,000
                                                                ============
                                                            PRINCIPAL AMOUNT OF
CLASS B UNDERWRITER                                         CLASS B CERTIFICATES
-------------------                                         --------------------
Goldman, Sachs & Co. ......................................     $ 45,000,000
                                                                ============

  In the Class A Underwriting Agreement, the Class A Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Class A Certificates offered hereby if any of the Class A Certificates are purchased. In the Class B Underwriting Agreement, the Class B Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the Class B Certificates offered hereby if any of the Class B Certificates are purchased.

  The Class A Underwriters propose initially to offer the Class A Certificates to the public at 99.793% of their principal amount and to certain dealers at such price less concessions not in excess of 0.175% of the principal amount of the Class A Certificates. The Class A Underwriters may allow, and such dealers may reallow, concessions not in excess of 0.100% of the principal amount of the Class A Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A Underwriters.

  The Class B Underwriter proposes initially to offer the Class B Certificates to the public at 99.832% of their principal amount and to certain dealers at such price less concessions not in excess of 0.200% of the principal amount of the Class B Certificates. The Class B Underwriter may allow, and such dealers may reallow, concessions not in excess of 0.125% of the principal amount of the Class B Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B Underwriter.

  We will receive proceeds of approximately $701,773,200 from the sale of the Certificates (representing 99.543% of the principal amount of each Class A Certificate and 99.532% of the principal amount of each Class B Certificate) after paying the underwriting discount of $1,785,000 (representing 0.250% of the principal amount of each Class A Certificate and 0.300% of the principal amount of each Class B Certificate). Additional offering expenses are estimated to be $800,000.

  Each Underwriter has represented and agreed that:

    (a) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom;

    (b) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue or sale of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on;

    (c) if it is an authorized person under Chapter III of part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this Prospectus Supplement and the Prospectus if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

    (d) it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

  The Seller will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

  The Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Certificates in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Certificates so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Certificates to be higher than they would otherwise be in the absence of such transactions. Neither the Seller nor the Underwriters represent that the Underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

Term                                                                        Page
----                                                                        ----
Accounts................................................................... S-13
Accumulation Period Length................................................. S-26
Accumulation Shortfall..................................................... S-35
Additional Interest........................................................ S-24
Adjusted Investor Interest................................................. S-29
Aggregate Investor Default Amount.......................................... S-36
Agreement.................................................................. S-13
Available Investor Principal Collections................................... S-25
Available Reserve Account Amount........................................... S-38
Bank Portfolio............................................................. S-13
Base Rate.................................................................. S-19
business day............................................................... S-24
Cedel...................................................................... S-11
Certificateholder Servicing Fee............................................ S-40
Certificateholders......................................................... S-18
Certificates...............................................................  S-5
Class A Additional Interest................................................ S-24
Class A Adjusted Investor Interest......................................... S-29
Class A Available Funds.................................................... S-24
Class A Certificate Rate...................................................  S-5
Class A Certificateholders................................................. S-18
Class A Certificates.......................................................  S-5
Class A Fixed Allocation................................................... S-28
Class A Floating Allocation................................................ S-27
Class A Investor Charge-Off................................................ S-36
Class A Investor Default Amount............................................ S-36
Class A Investor Interest.................................................. S-28
Class A Monthly Interest................................................... S-31
Class A Monthly Principal.................................................. S-34
Class A Required Amount.................................................... S-29
Class A Servicing Fee...................................................... S-40
Class A Underwriters....................................................... S-43
Class A Underwriting Agreement............................................. S-43
Class B Additional Interest................................................ S-24
Class B Adjusted Investor Interest......................................... S-29
Class B Available Funds.................................................... S-24
Class B Certificate Rate...................................................  S-5
Class B Certificateholders................................................. S-18
Class B Certificates.......................................................  S-5
Class B Fixed Allocation................................................... S-28
Class B Floating Allocation................................................ S-27
Class B Investor Charge-Off................................................ S-37
Class B Investor Default Amount............................................ S-36
Class B Investor Interest.................................................. S-28
Class B Monthly Interest................................................... S-32
Class B Monthly Principal.................................................. S-34
Class B Required Amount.................................................... S-29
Class B Servicing Fee...................................................... S-40

Term                                                                        Page
----                                                                        ----
Class B Underwriter...................................................      S-43
Class B Underwriting Agreement........................................      S-43
Closing Date..........................................................       S-5
Code..................................................................      S-41
Collateral Available Funds............................................      S-32
Collateral Charge-Off.................................................      S-37
Collateral Default Amount.............................................      S-36
Collateral Fixed Allocation...........................................      S-28
Collateral Floating Allocation........................................      S-27
Collateral Interest................................................... S-5, S-28
Collateral Interest Holder............................................      S-19
Collateral Interest Servicing Fee.....................................      S-40
Collateral Monthly Interest...........................................      S-33
Collateral Monthly Principal..........................................      S-34
Collateral Rate.......................................................      S-33
Controlled Accumulation Amount........................................      S-34
Controlled Accumulation Period........................................      S-10
Controlled Deposit Amount.............................................      S-18
Covered Amount........................................................      S-37
Cut-Off Date..........................................................      S-15
Default Amount........................................................      S-36
Distribution Date..................................................... S-5, S-24
DOL...................................................................      S-41
DTC...................................................................      S-11
ERISA.................................................................      S-44
Euroclear.............................................................      S-11
Excess Spread.........................................................      S-32
Exemption.............................................................      S-41
Finance Charge Receivables............................................       S-6
Fixed Investor Percentage.............................................      S-27
Floating Investor Percentage..........................................      S-27
Group One.............................................................      S-11
Initial Collateral Interest ..........................................      S-28
Interest Period.......................................................       S-5
Investor Default Amount...............................................      S-36
Investor Interest.....................................................      S-28
Investor Servicing Fee................................................      S-40
Legal Final Maturity..................................................       S-5
Loan Agreement........................................................      S-25
MBNA..................................................................      S-13
Minimum Aggregate Principal Receivables...............................      S-16
Minimum Seller Interest...............................................      S-16
Monthly Period........................................................      S-26
Net Servicing Fee Rate................................................      S-40
OCMS..................................................................      S-13
Pay Out Event.........................................................      S-39
Plan..................................................................      S-41
Portfolio Yield.......................................................      S-20

Term                                                                        Page
----                                                                        ----
Principal Funding Account.................................................. S-37
Principal Funding Account Balance.......................................... S-19
Principal Funding Investment Proceeds...................................... S-37
Principal Funding Investment Shortfall..................................... S-37
Principal Receivables......................................................  S-6
Principal Shortfalls....................................................... S-35
Rapid Amortization Period.................................................. S-10
Rating Agency Condition.................................................... S-26
Reallocated Class B Principal Collections.................................. S-30
Reallocated Collateral Principal Collections............................... S-30
Reallocated Principal Collections.......................................... S-30
Receivables................................................................ S-13
Record Date................................................................ S-23
Required Amount............................................................ S-30
Required Collateral Interest .............................................. S-35
Required Reserve Account Amount............................................ S-38
Reserve Account............................................................ S-37

Term                                                                        Page
----                                                                        ----
Reserve Account Funding Date............................................... S-38
Restricted Group........................................................... S-42
Revolving Period........................................................... S-10
Scheduled Payment Date.....................................................  S-5
Seller..................................................................... S-13
Seller Interest............................................................  S-6
Seller Percentage.......................................................... S-23
Series 1998-J.............................................................. S-25
Series 1998-J Supplement................................................... S-22
Series 1998-J Termination Date.............................................  S-5
Servicer Interchange....................................................... S-40
Shared Principal Collections............................................... S-35
Transfer Date.............................................................. S-30
Trust......................................................................  S-5
Trust Portfolio............................................................ S-15
Trustee.................................................................... S-13
Underwriters............................................................... S-43
Underwriting Agreement..................................................... S-43

                                                                         ANNEX I

                      OTHER SERIES ISSUED AND OUTSTANDING

  The table below sets forth the principal characteristics of the fifty-one other Series previously issued by the Trust that are currently outstanding, all of which are in Group One. For more specific information with respect to any Series, any prospective investor should contact MBNA at (800) 362-6255 or (302) 456-8588. MBNA will provide, without charge, to any prospective purchaser of the Certificates, a copy of the Disclosure Documents for any previous publicly-issued Series.

 1.Series 1994-A

   Initial Class A Investor Interest...............................$661,200,000
   Class A Certificate Rate................One-Month LIBOR plus 0.17% per annum
   Initial Class B Investor Interest................................$34,200,000
   Class B Certificate Rate................One-Month LIBOR plus 0.37% per annum
   Class A Controlled Accumulation Amount..........................$55,100,000*
   Class A Scheduled Payment Date.................August 1999 Distribution Date
   Class B Scheduled Payment Date..............September 1999 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$64,600,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1994-A Termination Date................January 2002 Distribution Date
   Series Issuance Date..........................................August 4, 1994

 2.Series 1994-B

   Initial Class A Investor Interest...............................$870,000,000
   Class A Certificate Rate....Thirteen-week Treasury Bill plus 0.45% per annum
   Initial Class B Investor Interest................................$45,000,000
   Class B Certificate Rate................One-Month LIBOR plus 0.35% per annum
   Class A Controlled Accumulation Amount..........................$72,500,000*
   Class A Scheduled Payment Date.................August 1999 Distribution Date
   Class B Scheduled Payment Date..............September 1999 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$85,000,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1994-B Termination Date................January 2002 Distribution Date
   Series Issuance Date.........................................August 18, 1994

 3.Series 1994-C

   Initial Class A Investor Interest...............................$870,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.25% per annum
   Initial Class B Investor Interest................................$45,000,000
   Class B Certificate Rate................One-Month LIBOR plus 0.45% per annum
   Class A Controlled Accumulation Amount..........................$72,500,000*
   Class A Scheduled Payment Date................October 2001 Distribution Date
   Class B Scheduled Payment Date...............November 2001 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$85,000,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1994-C Termination Date..................March 2004 Distribution Date
   Series Issuance Date........................................October 26, 1994

 4.Series 1994-E

   Initial Investor Interest.......................................$500,000,000
   Current Investor Interest as of September 30, 1998..............$700,000,000
   Maximum Investor Interest.......................................$700,000,000
   Certificate Rate......................................Commercial Paper Index
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Cash Collateral Amount...................................$20,000,000
   Series Issuance Date.......................................December 15, 1994

 5.Series 1995-A

   Initial Class A Investor Interest...............................$500,250,000
   Class A Certificate Rate................One-Month LIBOR plus 0.27% per annum
   Initial Class B Investor Interest................................$25,875,000
   Class B Certificate Rate................One-Month LIBOR plus 0.45% per annum
   Class A Controlled Accumulation Amount..........................$41,687,500*
   Class A Scheduled Payment Date.................August 2004 Distribution Date
   Class B Scheduled Payment Date..............September 2004 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$48,875,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1995-A Termination Date................January 2007 Distribution Date
   Series Issuance Date..........................................March 22, 1995

 6.Series 1995-B

   Initial Class A Investor Interest...............................$652,500,000
   Class A Certificate Rate................One-Month LIBOR plus 0.16% per annum
   Initial Class B Investor Interest................................$33,750,000
   Class B Certificate Rate................One-Month LIBOR plus 0.32% per annum
   Class A Controlled Accumulation Amount..........................$54,375,000*
   Class A Scheduled Payment Date....................May 2000 Distribution Date
   Class B Scheduled Payment Date...................June 2000 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$63,750,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1995-B Termination Date................October 2002 Distribution Date
   Series Issuance Date............................................May 23, 1995

 7.Series 1995-C

   Initial Class A Investor Interest...............................$500,250,000
   Class A Certificate Rate.....................................6.45% per annum
   Initial Class B Investor Interest................................$25,875,000
   Class B Certificate Rate................One-Month LIBOR plus 0.42% per annum
   Class A Controlled Accumulation Amount..........................$41,687,500*
   Class A Scheduled Payment Date...................June 2005 Distribution Date
   Class B Scheduled Payment Date...................July 2005 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$48,875,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1995-C Termination Date...............February 2008 Distribution Date
   Series Issuance Date...........................................June 29, 1995

 8.Series 1995-D

   Initial Class A Investor Interest...............................$435,000,000
   Class A Certificate Rate.....................................6.05% per annum
   Initial Class B Investor Interest................................$22,500,000
   Class B Certificate Rate................One-Month LIBOR plus 0.29% per annum
   Class A Controlled Accumulation Amount..........................$36,250,000*
   Class A Scheduled Payment Date...................June 2000 Distribution Date
   Class B Scheduled Payment Date...................July 2000 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$42,500,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1995-D Termination Date...............November 2002 Distribution Date
   Series Issuance Date...........................................June 29, 1995

 9.Series 1995-E

   Initial Class A Investor Interest...............................$435,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.22% per annum
   Initial Class B Investor Interest................................$22,500,000
   Class B Certificate Rate................One-Month LIBOR plus 0.32% per annum
   Class A Controlled Accumulation Amount..........................$36,250,000*
   Class A Scheduled Payment Date.................August 2002 Distribution Date
   Class B Scheduled Payment Date..............September 2002 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$42,500,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1995-E Termination Date................January 2005 Distribution Date
   Series Issuance Date..........................................August 2, 1995

10.Series 1995-F

   Initial Class A Investor Interest...............................$455,000,000
   Class A Certificate Rate.....................................6.60% per annum
   Initial Class B Investor Interest................................$18,750,000
   Class B Certificate Rate.....................................6.75% per annum
   Class A Controlled Accumulation Amount.......................$37,916,666.67*
   Class A Scheduled Payment Date.................August 2000 Distribution Date
   Class B Scheduled Payment Date..............September 2000 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$26,250,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1995-F Termination Date................January 2003 Distribution Date
   Series Issuance Date.........................................August 30, 1995

11.Series 1995-G

   Initial Class A Investor Interest...............................$435,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.21% per annum
   Initial Class B Investor Interest................................$22,500,000
   Class B Certificate Rate................One-Month LIBOR plus 0.33% per annum
   Class A Controlled Accumulation Amount..........................$36,250,000*
   Class A Scheduled Payment Date................October 2002 Distribution Date
   Class B Scheduled Payment Date...............November 2002 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$42,500,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1995-G Termination Date..................March 2005 Distribution Date
   Series Issuance Date......................................September 27, 1995

12.Series 1995-H

   Initial Class A Investor Interest...............................$285,245,000
   Class A Certificate Rate................One-Month LIBOR plus 0.07% per annum
   Initial Class B Investor Interest................................$14,755,000
   Class B Certificate Rate................One-Month LIBOR plus 0.19% per annum
   Class A Controlled Accumulation Amount.......................$23,770,416.67*
   Class A Scheduled Payment Date................October 1998 Distribution Date
   Class B Scheduled Payment Date...............November 1998 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$27,875,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1995-H Termination Date..................March 2001 Distribution Date
   Series Issuance Date......................................September 28, 1995

13.Series 1995-I

   Initial Class A Investor Interest...............................$652,500,000
   Class A Certificate Rate................One-Month LIBOR plus 0.17% per annum
   Initial Class B Investor Interest................................$33,750,000
   Class B Certificate Rate................One-Month LIBOR plus 0.27% per annum
   Class A Controlled Accumulation Amount..........................$54,375,000*
   Class A Scheduled Payment Date................October 2000 Distribution Date
   Class B Scheduled Payment Date...............November 2000 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$63,750,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1995-I Termination Date..................March 2003 Distribution Date
   Series Issuance Date........................................October 26, 1995

14.Series 1995-J

   Initial Class A Investor Interest...............................$435,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.23% per annum
   Initial Class B Investor Interest................................$22,500,000
   Class B Certificate Rate................One-Month LIBOR plus 0.35% per annum
   Class A Controlled Accumulation Amount..........................$36,250,000*
   Class A Scheduled Payment Date...............November 2002 Distribution Date
   Class B Scheduled Payment Date...............December 2002 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$42,500,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1995-J Termination Date..................April 2005 Distribution Date
   Series Issuance Date.......................................November 21, 1995

15.Series 1996-A

   Initial Class A Investor Interest...............................$609,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.21% per annum
   Initial Class B Investor Interest................................$31,500,000
   Class B Certificate Rate................One-Month LIBOR plus 0.34% per annum
   Class A Controlled Accumulation Amount..........................$50,750,000*
   Class A Scheduled Payment Date...............February 2003 Distribution Date
   Class B Scheduled Payment Date..................March 2003 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$59,500,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1996-A Termination Date...................July 2005 Distribution Date
   Series Issuance Date.......................................February 28, 1996

16.Series 1996-B

   Initial Class A Investor Interest...............................$435,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.26% per annum
   Initial Class B Investor Interest................................$22,500,000
   Class B Certificate Rate................One-Month LIBOR plus 0.37% per annum
   Class A Controlled Accumulation Amount..........................$36,250,000*
   Class A Scheduled Payment Date..................March 2006 Distribution Date
   Class B Scheduled Payment Date..................April 2006 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$42,500,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1996-B Termination Date.................August 2008 Distribution Date
   Series Issuance Date..........................................March 26, 1996

17.Series 1996-C

   Initial Class A Investor Interest...............................$435,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.14% per annum
   Initial Class B Investor Interest................................$22,500,000
   Class B Certificate Rate................One-Month LIBOR plus 0.28% per annum
   Class A Controlled Accumulation Amount..........................$36,250,000*
   Class A Scheduled Payment Date..................March 2001 Distribution Date
   Class B Scheduled Payment Date..................April 2001 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$42,500,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1996-C Termination Date.................August 2003 Distribution Date
   Series Issuance Date..........................................March 27, 1996

18.Series 1996-D

   Initial Class A Investor Interest...............................$850,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.15% per annum
   Initial Class B Investor Interest................................$75,000,000
   Class B Certificate Rate................One-Month LIBOR plus 0.29% per annum
   Class A Controlled Accumulation Amount.......................$70,833,333.33*
   Class A Scheduled Payment Date..................April 2001 Distribution Date
   Class B Scheduled Payment Date....................May 2001 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$75,000,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1996-D Termination Date..............September 2003 Distribution Date
   Series Issuance Date.............................................May 1, 1996

19.Series 1996-E

   Initial Class A Investor Interest...............................$637,500,000
   Class A Certificate Rate................One-Month LIBOR plus 0.17% per annum
   Initial Class B Investor Interest................................$56,250,000
   Class B Certificate Rate................One-Month LIBOR plus 0.31% per annum
   Class A Controlled Accumulation Amount..........................$53,125,000*
   Class A Scheduled Payment Date....................May 2003 Distribution Date
   Class B Scheduled Payment Date...................June 2003 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$56,250,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1996-E Termination Date................October 2005 Distribution Date
   Series Issuance Date............................................May 21, 1996

20.Series 1996-F

   Initial Class A Investor Interest...............................$705,000,000
   Initial Collateral Interest......................................$45,000,000
   Current Investor Interest as of September 30, 1998............$1,000,000,000
   Maximum Investor Interest.....................................$1,000,000,000
   Certificate Rate......................................Commercial Paper Index
   Annual Servicing Fee Percentage...............................2.0% per annum
   Series Issuance Date...........................................June 25, 1996

21.Series 1996-G

   Initial Class A Investor Interest...............................$425,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.18% per annum
   Initial Class B Investor Interest................................$37,500,000
   Class B Certificate Rate................One-Month LIBOR plus 0.35% per annum
   Class A Controlled Accumulation Amount.......................$35,416,666.67*
   Class A Scheduled Payment Date...................July 2006 Distribution Date
   Class B Scheduled Payment Date.................August 2006 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$37,500,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1996-G Termination Date...............December 2008 Distribution Date
   Series Issuance Date...........................................July 17, 1996

22.Series 1996-H

   Initial Class A Investor Interest.............................$1,020,000,000
   Class A Certificate Rate..............Three-Month LIBOR plus 0.10% per annum
   Initial Class B Investor Interest................................$90,000,000
   Class B Certificate Rate..............Three-Month LIBOR plus 0.27% per annum
   Class A Controlled Accumulation Amount..........................$85,000,000*
   Class A Scheduled Payment Date.................August 2001 Distribution Date
   Class B Scheduled Payment Date..............September 2001 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$90,000,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1996-H Termination Date................January 2004 Distribution Date
   Series Issuance Date.........................................August 14, 1996

23.Series 1996-I

   Initial Class A Deutsche Mark ("DM") Investor Interest......DM 1,000,000,000
   Initial Class A Investor Interest............................$666,444,518.49
   Class A Certificate Rate...........Three-Month DM LIBOR plus 0.09% per annum
   Class A Floating Dollar Rate.........Three-Month LIBOR plus 0.115% per annum
   Initial Class B Investor Interest................................$58,804,000
   Class B Certificate Rate..Not to Exceed Three-Month LIBOR plus 0.50% per annum
   Class A Controlled Accumulation Amount.......................$55,537,043.21*
   Class A Scheduled Payment Date............................September 19, 2001
   Class B Scheduled Payment Date................October 2001 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$58,804,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1996-I Termination Date.............................February 18, 2004
   Series Issuance Date......................................September 25, 1996

24.Series 1996-J

   Initial Class A Investor Interest...............................$850,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.15% per annum
   Initial Class B Investor Interest................................$75,000,000
   Class B Certificate Rate................One-Month LIBOR plus 0.36% per annum
   Class A Controlled Accumulation Amount.......................$70,833,333.33*
   Class A Scheduled Payment Date..............September 2003 Distribution Date
   Class B Scheduled Payment Date................October 2003 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$75,000,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1996-J Termination Date...............February 2006 Distribution Date
   Series Issuance Date......................................September 19, 1996

25.Series 1996-K

   Initial Class A Investor Interest...............................$850,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.13% per annum
   Initial Class B Investor Interest................................$75,000,000
   Class B Certificate Rate................One-Month LIBOR plus 0.35% per annum
   Class A Controlled Accumulation Amount.......................$70,833,333.34*
   Class A Scheduled Payment Date................October 2003 Distribution Date
   Class B Scheduled Payment Date...............November 2003 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$75,000,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1996-K Termination Date..................March 2006 Distribution Date
   Series Issuance Date........................................October 24, 1996

26.Series 1996-L

   Initial Class A Investor Interest...............................$425,000,000
   Class A Certificate Rate..............Three-Month LIBOR plus 0.03% per annum
   Initial Class B Investor Interest................................$37,500,000
   Class B Certificate Rate..............Three-Month LIBOR plus 0.24% per annum
   Class A Controlled Accumulation Amount.......................$35,416,666.67*
   Class A Scheduled Payment Date...............November 1999 Distribution Date
   Class B Scheduled Payment Date...............December 1999 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$37,500,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1996-L Termination Date...............November 2001 Distribution Date
   Series Issuance Date........................................December 3, 1996

27.Series 1996-M

   Initial Class A Investor Interest...............................$425,000,000
   Class A Certificate Rate..............Three-Month LIBOR plus 0.13% per annum
   Initial Class B Investor Interest................................$37,500,000
   Class B Certificate Rate..............Three-Month LIBOR plus 0.35% per annum
   Class A Controlled Accumulation Amount.......................$35,416,666.67*
   Class A Scheduled Payment Date...............November 2006 Distribution Date
   Class B Scheduled Payment Date...............December 2006 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$37,500,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1996-M Termination Date..................April 2009 Distribution Date
   Series Issuance Date.......................................November 26, 1996

28.Series 1997-A

   Initial Class A Investor Interest...............................$525,000,000
   Class A Certificate Rate............Three-Month LIBOR minus 0.075% per annum
   Initial Class B Investor Interest................................$46,350,000
   Class B Certificate Rate..............Three-Month LIBOR plus 0.27% per annum
   Controlled Accumulation Amount..................................$47,612,500*
   Scheduled Payment Date.......................February 2000 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$46,350,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-A Termination Date...................July 2002 Distribution Date
   Series Issuance Date........................................January 30, 1997

29.Series 1997-B

   Initial Class A Investor Interest...............................$850,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.16% per annum
   Initial Class B Investor Interest................................$75,000,000
   Class B Certificate Rate................One-Month LIBOR plus 0.35% per annum
   Controlled Accumulation Amount...............................$83,333,333.34*
   Scheduled Payment Date..........................March 2012 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Class C Investor Interest................................$75,000,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-B Termination Date.................August 2014 Distribution Date
   Series Issuance Date.......................................February 27, 1997

30.Series 1997-C

   Initial Class A Investor Interest...............................$637,500,000
   Class A Certificate Rate................One-Month LIBOR plus 0.11% per annum
   Initial Class B Investor Interest................................$56,250,000
   Class B Certificate Rate................One-Month LIBOR plus 0.30% per annum
   Controlled Accumulation Amount..................................$57,812,500*
   Scheduled Payment Date..........................March 2004 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$56,250,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-C Termination Date.................August 2006 Distribution Date
   Series Issuance Date..........................................March 26, 1997

31.Series 1997-D

   Initial Class A Investor Interest...............................$387,948,000
   Class A Certificate Rate..............Three-Month LIBOR plus 0.05% per annum
   Initial Class B Investor Interest................................$34,231,000
   Class B Certificate Rate..Not to Exceed Three-Month LIBOR plus 0.50% per annum
   Controlled Accumulation Amount...............................$38,034,166.67*
   Scheduled Payment Date............................May 2007 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Class C Investor Interest................................$34,231,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-D Termination Date................October 2009 Distribution Date
   Series Issuance Date............................................May 22, 1997

32.Series 1997-E

   Initial Class A Investor Interest...............................$637,500,000
   Class A Certificate Rate..............Three-Month LIBOR plus 0.08% per annum
   Initial Class B Investor Interest................................$56,250,000
   Class B Certificate Rate..............Three-Month LIBOR plus 0.28% per annum
   Controlled Accumulation Amount..................................$57,812,500*
   Scheduled Payment Date..........................April 2002 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$56,250,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-E Termination Date..............September 2004 Distribution Date
   Series Issuance Date.............................................May 8, 1997

33.Series 1997-F

   Initial Class A Investor Interest...............................$600,000,000
   Class A Certificate Rate.....................................6.60% per annum
   Initial Class B Investor Interest................................$53,000,000
   Class B Certificate Rate................One-Month LIBOR plus 0.29% per annum
   Controlled Accumulation Amount...............................$54,416,666.67*
   Scheduled Payment Date...........................June 2002 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$53,000,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-F Termination Date...............November 2004 Distribution Date
   Series Issuance Date...........................................June 18, 1997

34.Series 1997-G

   Initial Class A Investor Interest...............................$460,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.15% per annum
   Initial Class B Investor Interest................................$40,600,000
   Class B Certificate Rate................One-Month LIBOR plus 0.36% per annum
   Controlled Accumulation Amount...............................$41,716,666.67*
   Scheduled Payment Date...........................June 2004 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$40,600,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-G Termination Date...............November 2006 Distribution Date
   Series Issuance Date...........................................June 18, 1997

35.Series 1997-H

   Initial Class A Investor Interest...............................$507,357,000
   Class A Certificate Rate..............Three-Month LIBOR plus 0.07% per annum
   Initial Class B Investor Interest................................$44,770,000
   Class B Certificate Rate..Not to Exceed Three-Month LIBOR plus 0.50% per annum
   Controlled Accumulation Amount...............................$49,741,416.67*
   Scheduled Payment Date......................September 2007 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Class C Investor Interest................................$44,770,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-H Termination Date...............February 2010 Distribution Date
   Series Issuance Date..........................................August 6, 1997

36.Series 1997-I

   Initial Class A Investor Interest...............................$637,500,000
   Class A Certificate Rate.....................................6.55% per annum
   Initial Class B Investor Interest................................$56,250,000
   Class B Certificate Rate................One-Month LIBOR plus 0.31% per annum
   Controlled Accumulation Amount..................................$57,812,500*
   Scheduled Payment Date.........................August 2004 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$56,250,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-I Termination Date................January 2007 Distribution Date
   Series Issuance Date.........................................August 26, 1997

37.Series 1997-J

   Initial Class A Investor Interest...............................$637,500,000
   Class A Certificate Rate................One-Month LIBOR plus 0.12% per annum
   Initial Class B Investor Interest................................$56,250,000
   Class B Certificate Rate................One-Month LIBOR plus 0.30% per annum
   Controlled Accumulation Amount..................................$57,812,500*
   Scheduled Payment Date......................September 2004 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$56,250,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-J Termination Date...............February 2007 Distribution Date
   Series Issuance Date......................................September 10, 1997

38.Series 1997-K

   Initial Class A Investor Interest...............................$637,500,000
   Class A Certificate Rate................One-Month LIBOR plus 0.12% per annum
   Initial Class B Investor Interest................................$56,250,000
   Class B Certificate Rate................One-Month LIBOR plus 0.32% per annum
   Controlled Accumulation Amount..................................$57,812,500*
   Scheduled Payment Date.......................November 2005 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$56,250,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-K Termination Date..................April 2008 Distribution Date
   Series Issuance Date........................................October 22, 1997

39.Series 1997-L

   Initial Class A Investor Interest...............................$511,000,000
   Class A Certificate Rate.............Three-Month LIBOR minus 0.01% per annum
   Initial Class B Investor Interest................................$45,100,000
   Class B Certificate Rate..Not to Exceed Three-Month LIBOR plus 0.50% per annum
   Controlled Accumulation Amount...............................$46,341,666.67*
   Scheduled Payment Date.......................November 2002 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$45,100,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-L Termination Date..................April 2005 Distribution Date
   Series Issuance Date.......................................November 13, 1997

40.Series 1997-M

   Initial Class A Investor Interest...............................$637,500,000
   Class A Certificate Rate..............Three-Month LIBOR plus 0.11% per annum
   Initial Class B Investor Interest................................$56,250,000
   Class B Certificate Rate..............Three-Month LIBOR plus 0.27% per annum
   Controlled Accumulation Amount..................................$57,812,500*
   Scheduled Payment Date........................October 2002 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$56,250,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-M Termination Date..................March 2005 Distribution Date
   Series Issuance Date........................................November 6, 1997

41.Series 1997-N

   Initial Class A Investor Interest...............................$765,000,000
   Class A Certificate Rate..............Three-Month LIBOR plus 0.07% per annum
   Initial Class B Investor Interest................................$67,500,000
   Class B Certificate Rate..............Three-Month LIBOR plus 0.23% per annum
   Controlled Accumulation Amount..................................$69,375,000*
   Scheduled Payment Date.......................November 2000 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$67,500,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-N Termination Date...............November 2002 Distribution Date
   Series Issuance Date........................................December 9, 1997

42.Series 1997-O

   Initial Class A Investor Interest...............................$425,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.17% per annum
   Initial Class B Investor Interest................................$37,500,000
   Class B Certificate Rate................One-Month LIBOR plus 0.35% per annum
   Controlled Accumulation Amount...............................$38,541,666.67*
   Scheduled Payment Date.......................December 2007 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$37,500,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-O Termination Date....................May 2010 Distribution Date
   Series Issuance Date.......................................December 23, 1997

43.Series 1998-A

   Initial Class A Investor Interest...............................$637,500,000
   Class A Certificate Rate................One-Month LIBOR plus 0.11% per annum
   Initial Class B Investor Interest................................$56,250,000
   Class B Certificate Rate..Not to Exceed One-Month LIBOR plus 0.50% per annum
   Controlled Accumulation Amount..................................$57,812,500*
   Scheduled Payment Date..........................March 2003 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$56,250,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1998-A Termination Date.................August 2005 Distribution Date
   Series Issuance Date..........................................March 18, 1998

44.Series 1998-B

   Initial Class A Investor Interest...............................$550,000,000
   Class A Certificate Rate..............Three-Month LIBOR plus 0.09% per annum
   Initial Class B Investor Interest................................$48,530,000
   Class B Certificate Rate..Not to Exceed Three-Month LIBOR plus 0.50% per annum
   Controlled Accumulation Amount..................................$49,877,500*
   Scheduled Payment Date..........................April 2008 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$48,530,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1998-B Termination Date..............September 2010 Distribution Date
   Series Issuance Date..........................................April 14, 1998

45.Series 1998-C

   Initial Class A Investor Interest...............................$637,500,000
   Class A Certificate Rate................One-Month LIBOR plus 0.08% per annum
   Initial Class B Investor Interest................................$56,250,000
   Class B Certificate Rate................One-Month LIBOR plus 0.25% per annum
   Controlled Accumulation Amount..................................$62,500,000*
   Scheduled Payment Date...........................June 2003 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$56,250,000
   Other Enhancement For the Class A Certificates......Subordination of Class B
    Certificates
   Series 1998-C Termination Date...............November 2005 Distribution Date
   Series Issuance Date...........................................June 24, 1998

46.Series 1998-D

   Initial Class A Investor Interest...............................$475,000,000
   Class A Certificate Rate.....................................5.80% per annum
   Initial Class B Investor Interest................................$42,000,000
   Class B Certificate Rate................One-Month LIBOR plus 0.25% per annum
   Controlled Accumulation Amount...............................$46,583,333.33*
   Scheduled Payment Date...........................July 2003 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$42,000,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1998-D Termination Date...............December 2005 Distribution Date
   Series Issuance Date...........................................July 30, 1998

47.Series 1998-E

   Initial Class A Investor Interest...............................$750,000,000
   Class A Certificate Rate.............Three-Month LIBOR plus 0.145% per annum
   Initial Class B Investor Interest................................$66,200,000
   Class B Certificate Rate..............Three-Month LIBOR plus 0.33% per annum
   Controlled Accumulation Amount...............................$73,533,333.33*
   Scheduled Payment Date..........................April 2008 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$66,200,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1998-E Termination Date..............September 2010 Distribution Date
   Series Issuance Date.........................................August 11, 1998

48.Series 1998-F

   Initial Class A Investor Interest...............................$425,000,000
   Class A Certificate Rate..............Three-Month LIBOR plus 0.10% per annum
   Initial Class B Investor Interest................................$37,500,000
   Class B Certificate Rate..............Three-Month LIBOR plus 0.28% per annum
   Controlled Accumulation Amount...............................$41,666,666.67*
   Scheduled Payment Date......................September 2005 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$37,500,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1998-F Termination Date...............February 2008 Distribution Date
   Series Issuance Date.........................................August 26, 1998

49.Series 1998-G

   Initial Class A Investor Interest...............................$637,500,000
   Class A Certificate Rate................One-Month LIBOR plus 0.13% per annum
   Initial Class B Investor Interest................................$56,250,000
   Class B Certificate Rate................One-Month LIBOR plus 0.40% per annum
   Controlled Accumulation Amount..................................$57,812,500*
   Scheduled Payment Date......................September 2006 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$56,250,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1998-G Termination Date...............February 2009 Distribution Date
   Series Issuance Date......................................September 10, 1998

50.Series 1998-H

   Initial Class A Investor Interest...............................$470,000,000
   Initial Collateral Interest......................................$30,000,000
   Current Investor Interest as of September 30, 1998..............$500,000,000
   Maximum Investor Interest.......................................$500,000,000
   Certificate Rate......................................Commercial Paper Index
   Annual Servicing Fee Percentage...............................2.0% per annum
   Series Issuance Date......................................September 29, 1998

51.Series 1998-I

   Initial Class A Investor Interest...............................$637,500,000
   Class A Certificate Rate................One-Month LIBOR plus 0.26% per annum
   Initial Class B Investor Interest................................$56,250,000
   Class B Certificate Rate................One-Month LIBOR plus 0.51% per annum
   Controlled Accumulation Amount..................................$57,812,500*
   Scheduled Payment Date........................October 2001 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$56,250,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1998-I Termination Date................October 2003 Distribution Date
   Series Issuance Date........................................October 22, 1998
--------
* Subject to change if the commencement of the Accumulation Period or Controlled Accumulation Period, as applicable, is delayed.

                        MBNA MASTER CREDIT CARD TRUST II
                                     Issuer

                    [LOGO OF MBNA AMERICA(R) APPEARS HERE]

                    MBNA AMERICA BANK, NATIONAL ASSOCIATION
                              Seller and Servicer

                                 SERIES 1998-J

                                  $660,000,000
                    CLASS A 5.25% ASSET BACKED CERTIFICATES

                                  $45,000,000
                    CLASS B 5.65% ASSET BACKED CERTIFICATES

                               ----------------

                             PROSPECTUS SUPPLEMENT

                               ----------------

                    UNDERWRITERS OF THE CLASS A CERTIFICATES
                              GOLDMAN, SACHS & CO.
                           CREDIT SUISSE FIRST BOSTON

                    UNDERWRITER OF THE CLASS B CERTIFICATES

                              GOLDMAN, SACHS & CO.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR
     INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND
     THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

     WE ARE NOT OFFERING THE CERTIFICATES IN ANY STATE WHERE THE
     OFFER IS NOT PERMITTED.

     WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS
     PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF
     ANY DATE OTHER THAN THE DATES STATED ON THEIR RESPECTIVE
     COVERS.

     DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL JANUARY 20, 1999.

    [RECYCLED
    PAPER LOGO
    APPEARS
    HERE]    THIS DOCUMENT IS PRINTED ENTIRELY ON RECYCLED PAPER.